Filed pursuant to Rule 424(b)(4)

Registration No. 333-284623

PROSPECTUS

DATED FEBRUARY 19, 2025

NEURALBASE AI LTD.

40,000,000 Shares of Common Stock

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In this public offering we, “Neuralbase AI Ltd.” (the “Company” or “Registrant”) are offering 40,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at a fixed price of $0.01 per share for the duration of this offering (the “Offering”). This Offering is being conducted on a “best efforts/no minimum” basis, meaning that no aggregate minimum offering amount is required to be raised by us in this Offering. The Offering is being conducted on a self-underwritten, best-efforts basis, which means our officers and directors will attempt to sell the Shares directly to friends, family members and business acquaintances.  Our officers and directors will not receive commissions or any other remuneration from any such sales.  In offering the securities on our behalf, our officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

There is uncertainty that our sole officer and director, Frank Gomez, will be able to sell any of the 40,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.01 per share for the duration of the Offering. Assuming all of the 40,000,000 shares being offered by the Company are sold, the Company will receive $400,000 in net proceeds. Assuming 30,000,000 shares (75%) being offered by the Company are sold, the Company will receive $300,000 in net proceeds. Assuming 20,000,000 shares (50%) being offered by the Company are sold, the Company will receive $200,000 in net proceeds. Assuming 10,000,000 shares (25%) being offered by the Company are sold, the Company will receive $100,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein. There is no guarantee that we will sell any of the securities being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to fully implement the Company’s business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

Mr. Gomez, the CEO and Sole-Director of the Company, controls the majority of the total voting power of the Company, therefore he will be able to influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions. Consequently, our Management will maintain effective control over the Company. If no shares are sold following this Offering, Management will continue to hold 94.91% of the issued shares. If all 40,000,000 shares are sold, Management’s ownership of the voting control of Company will not materially decrease due to Mr. Gomez’s ownership of 8,000,000 shares of our Series A Preferred Stock, which among other preferences, carry 500-to-1 voting rights.

All references hereinafter to “Management” or to the Company’s  “Board of Directors” refer to Mr. Gomez, as our sole-officer and director.

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This primary offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses, however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

Neuralbase AI - Executive Summary

Neuralbase AI is poised to become an industry leader aiming to revolutionize the way organizations manage, process, and extract insights from large volumes of documents by utilizing our AI-driven platform Mulitdoc.ai. By integrating advanced artificial intelligence, natural language processing (NLP), and machine learning technologies, Multidoc.ai enables businesses to work smarter, save time, and reduce operational costs. The platform’s mission is to empower organizations with intelligent tools that transform unstructured and structured data into actionable knowledge, fostering innovation, efficiency, and informed decision-making.

Key features of our Multidoc.ai platform include automated document processing, which streamlines classification, indexing, and tagging of documents, along with intelligent data extraction and summarization capabilities. Its search and retrieval tools leverage AI to deliver accurate, context-aware results with advanced filtering options for rapid information access. Additionally, the platform provides comprehensive analytics and visualizations from document datasets, enabling users to identify trends, patterns, and anomalies through AI-powered insights. Seamless integration with existing enterprise systems like CRM, ERP, and cloud storage solutions, coupled with multi-platform support for desktop, web, and mobile devices, ensures flexibility and ease of use. The platform’s user-friendly interface is designed for ease of use, while its scalability caters to the needs of both small businesses and large enterprises. With robust encryption and compliance with global data protection standards, Multidoc.ai also prioritizes data security.

The platform serves a diverse target market, including industries such as legal, healthcare, finance, government, and education, where managing vast quantities of documents is critical to success. Our vision is to become the global leader in AI-powered document intelligence, fostering a future where businesses can seamlessly leverage their data for growth and innovation.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF THE MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 19, 2025

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The Company has not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have taken no actions that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 10 and the financial statements and related notes included in this prospectus.

Except where the context otherwise requires or where otherwise indicated throughout this registration statement, the terms “Neuralbase AI,” “we,” “us,” our,” “our company,” “Company” and “our business” refer to Neuralbase AI Ltd.

Introduction - What is MultiDoc.ai?

Neuralbase AI Ltd. has developed its own artificial intelligence based platform known as “Multidoc.ai” (“Mulidoc”). Multidoc is an artificial intelligence platform that allows businesses and organizations to create their own Artificial Intelligence (“AI”) assistants capable of resolving most queries by extracting information needed from thousands of documents within the client company’s archives and repositories. Multidoc specializes in intelligent document processing (“IDP”) solutions; our core business revolves around automating the extraction, classification, and organization of data from a variety of document types using advanced Machine Learning and AI technologies. This enables businesses to streamline workflows, reduce manual data entry, and enhance accuracy in data processing. Multidoc.ai offers pre-built AI models for processing common documents such as invoices, receipts, bank statements, and tax forms. These models are designed to extract relevant data fields accurately and efficiently, which can be integrated into a company's existing systems for further processing. Additionally, we provide tools for custom model training, allowing businesses to tailor the document processing to their specific needs.

In contrast to ChatGPT, where the information comes from unknown external sources, the Multidoc platform allows users to feed and manage their own documents: digital, scanned, or handwritten and when a question is asked Multidoc.ai not only resolves it, but also indicates from which paragraphs and documents it extracted the information to corroborate the accuracy of the answer. The platform also allows for the creation of roles and the designation of user access to certain documents and information, ensuring that users only access information that is relevant to their tasks.

The platform supports various document formats including PDFs, images, and scanned documents, and it features capabilities such as automatic document classification, splitting, and validation checks to ensure data integrity. Multidoc.ai’s solutions are widely applicable across industries such as finance, healthcare, and logistics, where large volumes of document handling are routine.

As discussed herein, the terms Artificial Intelligence and Machine Learning (“ML”) are often used, and for clarity’s sake AI is the broad field aimed at creating systems capable of performing tasks that typically require human intelligence. This can include tasks such as understanding language, recognizing patterns, solving complex problems, and making decisions. Essentially, AI is about creating “intelligent” systems that can mimic human cognitive functions and sometimes surpass them in specific domains.

Machine Learning, on the other hand, is a subset of AI focused on enabling computers to “learn” from data and improve over time without being explicitly programmed for each task. ML algorithms rely on statistical models and computational methods to analyze data, identify patterns, and make predictions or decisions. The goal of ML is to develop systems that can automatically improve with experience, thereby making accurate decisions or predictions based on new input. ML involves techniques such as supervised learning, unsupervised learning, and reinforcement learning, each tailored to different types of learning scenarios.

In essence, AI is the overarching field dedicated to creating intelligent systems, while ML is one of the primary approaches for achieving this. As we continue to develop and refine our product, we intend to implement both to the fullest extent to achieve optimal results for our clients.

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Currently we are considered a development stage company, with limited active business operations, no revenues, and no assets other than our intellectual property as set forth herein.

THE MULTIDOC.AI SOLUTION

Multidoc.ai aims to enhance operational efficiency by automating document-related tasks, thereby reducing the potential for human error and significantly speeding up data processing times. To optimize an artificial intelligence platform that allows businesses and organizations to create AI assistants capable of resolving most queries by extracting information from thousands of documents, several key strategies should be implemented.

Firstly, document digitization and organization are crucial. This involves converting all physical documents into digital formats using high-quality scanners and OCR (Optical Character Recognition) technology, and systematically categorizing and indexing these documents based on their content, metadata, and relevance to common queries. This makes it easier for AI systems to retrieve and process the necessary information.

Next, leveraging Natural Language Processing (NLP) and ML is essential. Advanced NLP algorithms should be used to understand and process natural language queries, employing techniques such as tokenization, stemming, lemmatization, named entity recognition (NER), and sentiment analysis. Additionally, machine learning models need to be developed and trained on diverse datasets to improve their accuracy in extracting relevant information from documents. Supervised learning techniques with labeled datasets can significantly enhance the model's understanding of various document types and query contexts.

Integration with knowledge bases is another important aspect. The AI platform should be connected to existing knowledge repositories, databases, and content management systems within the organization, allowing the AI assistant to pull accurate and up-to-date information from multiple sources. Implementing knowledge graphs can also help map relationships between different entities within the documents, aiding in understanding context and providing more precise responses.

Automation and workflow optimization play a vital role in enhancing the efficiency of the AI assistant. Robotic process automation (RPA) can handle repetitive tasks such as document classification, data entry, and basic query responses, freeing up the AI assistant to manage more complex queries. Streamlining workflows for handling and processing documents ensures that AI prioritizes and routes queries based on their complexity and the information required.

User interaction and feedback mechanisms should be well-designed to ensure effective use of the AI assistant. Creating intuitive user interfaces allows users to easily input their queries and receive responses. Collecting and analyzing feedback from users helps identify areas for improvement, refining the AI models to improve accuracy and relevance.

Finally, ensuring scalability and optimizing performance are crucial for handling large volumes of documents and queries. The AI platform should be designed to scale resources dynamically based on demand, utilizing cloud-based infrastructure. Regular performance monitoring and optimization of underlying algorithms and infrastructure help reduce latency and enhance response times.

By implementing these strategies, a company can effectively optimize its AI platform to create AI assistants capable of efficiently resolving queries by extracting relevant information from extensive document archives and repositories.

To this end, we leverage open-source software from community-driven technologies. For example, the platform frequently utilizes open-source vector databases which enable efficient retrieval and filtering of large text embeddings. In the case of automated retrieval and processing, we utilize open-source frameworks known for their performance in handling high-dimensional data, which supports robust search and retrieval of diverse data sources Additionally, we use open-source document parsing and text processing software, which will facilitate complex indexing and document retrieval processes within applications. Our use of various open-source software allows us to benefit from the latest innovations in natural language processing and data indexing without having to develop these from scratch, reducing both development time and cost. By integrating with open-source tools, we can adapt our offerings to meet client needs more flexibly while benefiting from ongoing community improvements and updates to these tools.

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Our open-source strategy not only streamlines operations but also aligns with industry standards, enabling the Company to focus on enhancing user experience while relying on the reliability of tried-and-tested technologies. For more information regarding the risks associated with the use of open-source software, please see the “Risk Factors” section of this Report below.

Current Operations

Presently, we have no agreements with any third party as we remain in the testing phase of operations. To date, we have issued a total of 422 “beta test” licenses to individuals, unincorporated entities and/or organizations, additionally as of the date hereof, we have four (4) corporate users in our beta test program. One of our corporate clients is currently integrating our technology into their own system through the Beta Test program and, upon successful completion of platform integration, we anticipate entering a paid license agreement under the Neuralbase AI Ltd. corporate umbrella.

Our “Best Test” program is designed to evaluate functionality, performance, scalability, and security, including:

•	Functional Testing: Verifies that AI models and algorithms perform as expected, producing correct outputs for given inputs. This includes testing various AI components like machine learning models, natural language processing (NLP), and computer vision systems.
•	Performance Testing: To measure the efficiency of AI models in terms of speed, resource usage (CPU, GPU), memory consumption, and latency.
•	Stress Testing: To ensure that the system remains stable under high workloads.
•	Scalability Testing: Ensures that the AI platform can handle growing workloads and larger datasets, whether by scaling horizontally across multiple nodes or vertically by adding resources.
•	Security Testing: Identifies vulnerabilities in AI models, such as data poisoning, model inversion, or adversarial attacks, while addressing privacy concerns related to sensitive data used in training.
•	Bias and Fairness Testing: Checks whether the AI models make fair and unbiased decisions, which is especially important in areas like hiring, healthcare, and law enforcement.
•	User Experience Testing: Ensures the AI system integrates well with user interfaces, offering intuitive interactions, such as accurate voice recognition and seamless visual outputs. This holistic approach guarantees the robustness, fairness, and efficiency of AI platforms across a wide range of applications.

In addition to the Best Test Program, we are also focused on implementing Multidoc.ai in various industries to create customized databases tailored to their needs. We are in the initial stages of discussions in the following sectors:

•	Oil: We have begun to collaborate with various companies for pipeline maintenance, processing information from inspections conducted across different sections, which will allow companies to quickly and accurately access detailed data on pipelines, maintenance work, the condition of cathodic coating, its level of wear, and other relevant aspects without manual searches.
•	Legal: Allowing for the tracking legal cases, allowing for quick document searches and streamlining process management.
•	Laboratories: Working to implement a system that would centralizes queries related to environmental regulations, compliance, and quality control document management within a unified platform.

Capital Influx – Growth Opportunity

An influx of capital from this offering can significantly accelerate our plan of operation by providing the financial resources needed to continue to develop and implement upgrades to the Multidoc platform, expand operations into other segments of the AI industry, and enhance our market position. With increased capital, the Company can strategically hire additional employees, including engineers, project managers, an enhanced sales team and executive-level professionals, to manage a growing portfolio of projects. This expansion of the workforce would allow the Company to continually develop and implement upgrades to the Multidoc platform.

The influx of capital may also open up opportunities for strategic acquisitions. The Company can potentially acquire complementary businesses or technologies to enhance our offerings and enter new geographic markets. Acquisitions can also bring in new talent, technology, and client relationships, further strengthening the Company’s competitive position and operational efficiency.

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Finally, the Company believes that recognition as a public entity will significantly enhance our credibility, which may open doors to new business opportunities and increase our ability to secure additional projects or larger clients. Being publicly traded may signal to some transparency and long-term stability, qualities highly valued by clients, investors, and partners. This elevated status can differentiate the Company from privately held competitors, making it more attractive to developers, government agencies, and large corporations. The heightened visibility and reputation associated with being a public company may also lead to a broader client base, ultimately driving sustained growth and profitability.

Financing Summary:

•	Total Amount to be Raised: $400,000
•	Minimum Amount Needed for next 12 months – We anticipate that we need a minimum of $50,000 dollars to continue operations for the next 12 months. However, if we are only able to rase this minimum amount our plan of operation will be significantly impacted.

Purpose of Funds: The $400,000 raised will be allocated across the following key areas:

1.	Product Development: $300,000.00

○	Continued development and refinement of the Mulitdoc.ai Platform.
○	Hiring additional engineering talent
○	Purchasing necessary software/hardware

2.	Marketing: $75,000.00

○	Marketing campaigns (digital, social media, etc.)
○	Hiring sales personnel
○	Customer acquisition costs

3.	Operations and Infrastructure: $25,000.00

Milestones: Over the 12-month period, the company aims to achieve the following milestones:

Month 1-3:

○	Continue and refine Multidoc.ai Platform development.
○	Launch initial marketing campaign.
○	Secure first pilot customers.

Month 4-6:

○	Scale customer acquisition efforts.
○	Expand the product offering based on initial feedback.
○	Secure partnerships with key industry players.

Month 7-9:

○	Work to increase revenue.
○	Achieve active user base.
○	Begin expansion into new markets.

Month 10-12:

○	Prepare for the next round of financing.
○	Complete product iteration and enhancement based on market needs.
○	Evaluate and expand product offerings.

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Corporate History

Neuralbase AI Ltd. was organized on March 21, 2000, in the state of California, under the former name of Acquisitions Solutions, Ltd. On February 13, 2001, it changed its name to Mc Smoothies, Inc. In May, 2002, we acquired the assets of Ameridream Entertainment, Inc., a Nevada corporation engaged in the business of film production, and changed our name to Ameridream Entertainment, Inc., and commenced operations as a producer of feature films. From February 25, 2002 through July 7, 2002, our common stock was quoted on the over-the-counter bulletin board under the trading symbol, MCSO. From July 8, 2002 through February 29, 2003, our common stock was quoted on the over-the-counter bulletin board under the trading symbol, AMDR. On or about March 29, 2003, due to the failure of former management to file a quarterly report on form 10QSB, our quotation was dropped from the bulletin board and our securities began to trade on the pink sheets under the trading symbol IPEI. Pursuant to a settlement reached in a lawsuit over our controlling shares, which was settled in September, 2003, we changed management and changed our name to Soleil Film & Television, Inc., effective October 2003. We subsequently continued the business of developing, producing and distributing feature films television. On October 19, 2004, we filed a Form 15 to terminate our registration under the Securities Exchange Act of 1933.

In September 2006, we changed our charter domicile to the state of Nevada.

On August 11, 2011, we changed our name from Imperia Entertainment, Inc. to Viratech Corp.

On March 8, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”) with Blackwell Properties, LLC, a Dubai limited liability company, (“Blackwell”) and Charandeep Gopishetty, an individual (“Gopishetty”) and the sole-officer, director, and shareholder of Blackwell (collectively, Blackwell and Gopishetty are hereinafter referred to as the “Seller”) pursuant to which Corporation acquired various assets from Seller in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock (the “Preferred A Shares”) to be issued to Seller, or his assigns, concurrently with the closing of the Purchase Agreement.

On May 16, 2024, the Company, Gopishetty, and Blackwell entered an Unwind Agreement and Mutual Release (the “Unwind Agreement”), for the purpose of unwinding, and rendering void, the Purchase Agreement (“Original APA”) executed by and between the Company, Gopishetty, and Blackwell. The Parties have mutually and voluntarily agreed to unwind the transaction contemplated by the Original APA. Accordingly, the Company shall return all the Assets acquired pursuant to the terms and conditions of the Original APA once Gopishetty has cancelled, and returned to the Company’s treasury, the 9,000,000 restricted shares of the Company’s Series A Preferred Stock received per the terms of the Original APA.  Each of Company, Gopishetty, and Blackwell have made other representations as part of the Unwind Agreement.

Concurrently with the execution of the Unwind Agreement, on May 16, 2024, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), with Mr. Frank Gomez and Grupo FG SAS, which is the alter-ego of Mr. Gomez (the “Seller”). Grupo FG SAS does not currently conduct any business and was formed specifically to hold various proprietary Artificial Intelligence (“AI”) assets relating to that certain technology known as “Multidoc AI”. Multidoc AI is an artificial intelligence system that allows businesses and organizations to create their own AI assistants capable of resolving queries by extracting information from the universe of documents within the client company itself. Multidoc AI allows organizations to manage their own digital, scanned, or handwritten documents and when a queried, Multidoc AI not only resolves the request but also indicates from which paragraphs and documents it extracted the information to corroborate the answer accuracy (collectively, all assets held by Grupo FG and all related proprietary and non-proprietary technology, know-how, and all other facets of Seller’s operations are referred to as the “Acquired Assets”). The Company acquired the Acquired Assets in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock (the “Preferred A Shares”) to be issued to Seller, or his assigns, concurrently with the closing of the Purchase Agreement. The Preferred A Shares convert at a ratio of 1-for-50, meaning each share of Series A Preferred Stock converts into 50 shares of Common Stock, and the Preferred A Shares carry voting rights equal to 500 votes per one share of  Series A Preferred Stock, thus giving Seller voting control of the Company. Additionally, each of the Company and Seller made customary representations, warranties, covenants, and indemnities in connection with the Purchase Agreement.

On May 16, 2024, and in connection with the aforementioned Unwind Agreement, Charandeep Gopishetty resigned as Sole-Officer and Director of the Company. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective May 16, 2024, the Corporation appointed Mr. Frank Gomez (“Mr. Gomez”) to serve as Sole-Officer and Director of the Corporation to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed.

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Summary of Risk Factors

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects, that you should consider before making an investment decision. Some of the more significant risks and uncertainties relating to an investment in our company are listed below. These risks are more fully described in the “Risk Factors” section of this prospectus immediately following this prospectus summary:

Risks Related to the Offering

•	Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.
•	The offering price of the offered securities has been arbitrarily determined by the Company and such offering price should not be used by an investor as an indicator of the fair market value of the offered securities.
•	As there is no minimum for our offering, if only a few persons purchase shares, they could lose their investment.
•	The Company’s management has full discretion in allocating net proceeds from the Offering.
•	Investors in the offering will experience immediate dilution of the value of their shares.
•	There is no firm commitment underwriting for the Offering.

Risks Relating to our Business

•	We have not produced revenues. This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.
•	Our history of recurring losses and anticipated expenditures raises substantial doubts about our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.
•	We may experience fluctuations in our operating results, which make our future results difficult to predict and could cause our operating results to fall below expectations.
•	Our revenue model may not be effective, and we cannot guarantee that our future monetization strategies will be successfully implemented or generate sustainable revenues and profit.
•	Our marketing and advertising efforts may fail to resonate with our industry.
•	Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or adopt new business strategies, technologies or methods, the quality, timeliness and competitiveness of our business may suffer.
•	Our growth will depend on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, results of operations and prospects.
•	Our business depends substantially on the continuing efforts of our executive officers, key employees and qualified personnel, and our business operations may be severely disrupted if we lose their services.
•	Our growth will depend, in part, on the success of our strategic relationships with third parties. Over-reliance on certain third parties, or our inability to extend existing relationships or agree to new relationships may cause unanticipated costs for us and impact our financial performance in the future.
•	Our business is subject to regulation, and changes in applicable regulations may negatively impact our business.

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Risks Relating to Intellectual Property

•	We need continual development of our platform to adapt to rapidly changing technology and consumer demands.
•	Our software is highly complex and may contain undetected errors.
•	We are subject to the terms of open-source licenses because our platform incorporates open-source software.
•	We may be subject to claims of infringement of third-party intellectual property rights, which are costly to defend, could result in significant damage awards, and could limit our ability to use certain technologies in the future.
•	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.
•	Changes in intellectual property laws and governmental regulations regarding the internet that are applied adversely to us or our members may have a material adverse effect on our business operations, financial condition and results of operations.

Risks Relating to This Offering and Ownership of Our Common Stock

•	Our management team has limited experience managing a public company.
•	As a result of becoming a public company, we will be obligated to report on the effectiveness of our internal controls over financial reporting. These internal controls may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.
•	The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company” under the JOBS Act. Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a material adverse effect on our business, results of operations and financial condition.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an “emerging growth company”, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•	not being required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, we will cease to be an emerging growth company if any of the following events occur prior to the end of such five-year period: (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period, or (iii) we become a “large accelerated filer,” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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OFFERING SUMMARY

Securities being offered by the Company

40,000,000 shares of Common Stock offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.01 for the duration of this Offering.

Common Stock outstanding before this Offering	50,200,183 common shares are currently issued and outstanding.(1)

Number of shares of common stock outstanding after the offering of common stock	90,200,183 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

Our common stock is currently quoted on the OTC Pink Market operated by OTC Markets Group, Inc. under the ticker symbol “NBBI”. There is a severely limited trading market for our securities, and while we intend to apply for quotation on the OTCQB, there is no guarantee that an established trading market will ever develop for shares of our Common Stock and as such any prospective investor may have to hold shares purchase hereunder indefinitely.

Use of Proceeds

We intend to use the gross proceeds from this offering to us to fund operating expenses, cover any compliance and reporting expenses that may be incurred, payment for offering expenses, advertising costs, and other related expenditures. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 40,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Management will sell the 40,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a best-efforts basis.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Risk Factors	See “Risk Factors“ and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1)	Effective as of market open on November 27, 2024, the Company completed a name change, symbol change, and Seven Thousand Five Hundred-for-1 (7,500-for-1) Reverse Stock Split (“Reverse Split).

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RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our Common Stock. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below. For a summary of these risk factors, please see “Summary of Risk Factors” in the section titled “Prospectus Summary” beginning on page 1 of this prospectus.

RISKS RELATED TO THE OFFERING

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks.  The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price.  The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives.  The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company.  For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

The offering price of the offered securities has been arbitrarily determined by the Company and such offering price should not be used by an investor as an indicator of the fair market value of the offered securities.

Currently there is limited trading in the public market for the Company’s common stock.  The offering price for the offered Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book, or other established criteria of value of the Company.  Thus, an investor should be aware that the offering price does not reflect the fair market price of the offered securities.

As there is no minimum for our offering, if only a few persons purchase shares, they could lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few Shares are sold, we may not have enough capital to sustain our business.  In such an event, it is highly likely that any investment would be lost.  As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.  If we fail to raise sufficient capital, we expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

The Company’s management has full discretion in allocating net proceeds from the Offering.

We have allocated the net proceeds of the Offering in the sum of $400,000 (assuming the sale of all 40,000,000 shares of Common Stock) to product development, marketing, operations and infrastructure of the Company.  As to such funds, investors will be relying on the judgment and discretion of the Company's management without specific information as to the uses, which are proposed to be made of such funds.  Further, we may use any portion of the net proceeds of the Offering to acquire and/or invest in businesses related to the business of the Company (see “Use of Proceeds”).

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There is no firm commitment underwriting for the Offering.

We do not have a firm commitment underwriting for the Offering. The Company is offering its Shares for sale through its officers and directors on a “self-underwritten”, “best efforts” basis without compensation. Accordingly, there is no assurance that we will sell the maximum Shares offered or any amount. If all of the Shares offered hereby are not sold, the Company will be limited in its ability to conduct its business.

RISKS RELATED TO OUR COMPANY

We are a recently re-organized development stage company accordingly we expect to incur operating losses for the foreseeable future.

Since inception, we have had limited operations, and we have only recently commenced our business operations related to the Multidoc.ai platform. Accordingly, we have no way to evaluate the likelihood that our business will be successful. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we may to undertake in the future. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of our business, and additional costs and expenses that may exceed current estimates. We anticipate that the Company will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business may fail.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountant’s audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favorable to us.

Our current sole director and  chief executive officer may have other business interests.

Mr. Frank Gomez, our President and Chief Executive Officer, currently devotes approximately 20 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Gomez to our company could negatively impact our business development.

Our officers and director control approximately 94.91% of the Company giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Mr. Frank Gomez, our President, Chief Executive Officer, and a member of our Board of Directors, owns approximately 94.91% of our current outstanding voting securities. Accordingly, he is able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. He may also be able to determine their compensation. Mr. Gomez also has significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers and acquisitions, consolidations, and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to his stock ownership, he is key to our operations and will have significant influence regarding our daily operation decisions. This concentration of ownership and influence over our decision-making may also discourage, delay, or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might reduce the price of our common stock.

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Since management is not a resident of the United States, shareholders may face difficulty in enforcing a U.S. judgment for claims brought against such persons.

Our management team, including our Chief Executive Officer, have their primary residences and business offices in Colombia, and some portion of the assets of these directors are located outside the United States. As a result, it may be more difficult for shareholders to enforce a lawsuit within the United States against these non-U.S. residents than if they were residents of the United States. Also, it may be more difficult for shareholders to enforce any judgment obtained in the United States against the assets of our non-U.S. resident management located outside the United States than if these assets were located within the United States. A foreign court may not enforce liabilities predicated on U.S. federal securities laws in original actions commenced in certain foreign jurisdictions, or judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws.

We have requirements for and there is an uncertainty of access to additional capital.

Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through, debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

Our current operating funds are less than necessary to complete our intended plan of operations. We will need additional funds if this offering is unsuccessful. Our failure to obtain such additional financing could result in delay or indefinite postponement of further of any subsequent operations which would have a material adverse effect on our business. Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future sales; the level of commercial acceptance by the public of the services/products we may develop; fluctuations in the demands of any products; the amount and timing operating costs and capital expenditures relating to expansion of subsequent business, operations, infrastructure, and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition, and operating results.

Our international operations subject us to additional risks that may harm our operating results.

Our international operations make us subject to various international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international operations subject us to a variety of additional risks, including:

•	the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;
•	difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;
•	tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our operations in certain foreign markets;
•	the effects of any political instability on the general willingness of our current and prospective partners to make capital commitments;
•	unfavorable changes in tax treaties or laws; and
•	increased exposure to foreign currency exchange rate risk.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results, and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

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Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our operators and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled use of our products and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such operators or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to discount our prices more aggressively in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

Compliance with Anti-Money Laundering Rules and Regulations

As part of the Board of Directors’ responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Board of Directors may request prospective and existing shareholders to provide documentation verifying, among other things, such shareholder's identity and the source of funds used to purchase such shareholder's interest in the Company. The Board of Directors may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which a shareholder holds an interest in the Company. The Board of Directors may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the shareholders that the information has been provided.

FCPA Considerations

The Board of Directors and the Company intend to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject.  FCPA, which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business, and the anti-bribery laws of other jurisdictions. Any violation of the FCPA or similar laws and regulations could result in significant expenses, divert management attention, and otherwise have a negative impact on us. Any determination that we have violated the FCPA or laws of any other jurisdiction could subject us to, among other things, penalties and legal expenses that could harm our reputation and have a material adverse effect on our financial condition and results of operation. Because our foreign presence, the possibility of violations of foreign law or the FCPA may increase.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Board of Directors’ efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to Our Business

Because we will derive substantially all of our revenue from our Multidoc.ai platform to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects.

We expect to derive substantially all of our revenue from our Multidoc.ai platform. As such, the market acceptance of the Multidoc.ai platform is critical to our continued success. Demand for our Multidoc.ai platform is affected by a number of other factors, some of which are beyond our control. These factors include market acceptance of our Multidoc.ai platform, the pace at which existing customers realize benefits from the use of our Multidoc.ai platform and decide to expand deployment of our Multidoc.ai platform across their business, the timing of development and release of new products by our competitors, technological change, reliability and security, the pace at which enterprises undergo digital transformation, and developments in data privacy regulations. We expect that the needs of our customers will continue to rapidly change and increase in complexity. We will need to improve the functionality and performance of our Multidoc.ai platform continually to meet those rapidly changing, complex demands. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of Multidoc.ai platform, our business operations, financial results, and growth prospects will be materially and adversely affected.

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If a market for our Multidoc.ai platform fails to grow as we expect, or if businesses fail to adopt our Multidoc.ai platform, our business, operating results, and financial condition could be adversely affected.

It is difficult to predict customer adoption rates and demand for our Multidoc.ai platform, the entry of competitive platforms, or the future growth rate and size business software markets. A substantial majority of our revenue will come from sales of our subscription-based software products, which we expect to continue for the foreseeable future. Although demand for machine learning and analytics platforms and applications has grown in recent years, the market for these platforms and applications continues to evolve. We cannot be sure that this market will continue to grow or, even if it does grow, that businesses will adopt our Multidoc.ai platform. Our future success will depend in large part on our ability to further penetrate the existing market for Multidoc.ai platform. Additionally, potential customers may have made significant investments in legacy analytics software systems and may be unwilling to invest in new platforms and applications. If the market fails to grow or grows more slowly than we currently expect or businesses fail to adopt our Multidoc.ai platform, our business, operating results, and financial condition could be adversely affected.

If we fail to respond to rapid technological changes, extend our Multidoc.ai platform, or develop new features and functionality, our ability to remain competitive could be impaired.

The market for our Multidoc.ai platform is characterized by rapid technological change and frequent new platform and application introductions and enhancements, changing customer demands, and evolving industry standards. The introduction of platforms and applications embodying new technologies can quickly make existing platforms and applications obsolete and unmarketable. Machine learning, and analytics platforms and applications are inherently complex, and it can take a long time and require significant research and development expenditures to develop and test new or enhanced platforms and applications. The success of any enhancements or improvements to our existing Multidoc.ai platform or any new applications depends on several factors, including timely completion, competitive pricing, adequate quality testing, integration with existing technologies, and overall market acceptance.

Our ability to grow our customer base and generate revenue from customers will depend heavily on our ability to enhance and improve our Multidoc.ai platform, to develop additional functionality and use cases, introduce new features and applications and interoperate across an increasing range of devices, operating systems, and third-party applications. When we develop a new enhancement or improvement to our Multidoc.ai platform, we will incur expenses and expend resources upfront to develop, market and promote the new enhancement and improvement. Therefore, when we develop and introduce new enhancements and improvements to our Multidoc.ai platform, they must achieve high levels of market acceptance in order to justify the amount of our investment in developing and bringing them to market. There is no assurance that our enhancements to our Multidoc.ai platform or our new application experiences, functionality, use cases, features, or capabilities will be compelling to our customers or gain market acceptance. If our research and development investments do not accurately anticipate customer demand, or if we fail to develop our Multidoc.ai platform in a manner that satisfies customer preferences in a secure, timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our Multidoc.ai platform.

Any failure of our Multidoc.ai platform to operate effectively with future infrastructure platforms and technologies could reduce the demand for our Multidoc.ai platform. If we are unable to respond to these changes in a timely and cost-effective manner, our Multidoc.ai platform may become less marketable, less competitive, or obsolete, and our business may be adversely affected. Also, the introduction of new AI platforms and applications by competitors or the development of entirely new technologies to replace existing offerings could make our Multidoc.ai platform obsolete or adversely affect our business, results of operations, and financial condition. We may experience difficulties with software development, design, or marketing that could delay or prevent our development, introduction, or implementation of new Multidoc.ai platform experiences, features, or capabilities.

We need continual development of our platform to adapt to rapidly changing technology and consumer demands.

We face intense competition in the marketplace and are confronted by rapidly changing technology, evolving industry standards, and consumer preferences, regulatory changes, and the frequent introduction of new solutions by our competitors that we must adapt and respond to. We need to continuously update our platform and the technology we invest in and develop, including our machine learning and other proprietary algorithms, in order to attract publishers and buyers and keep ahead of changes in technology, evolving industry standards and regulatory requirements. Our failure to adapt to a rapidly changing market, anticipate publisher and buyer demand, or attract and retain publishers would cause our revenue or revenue growth rate to decline, and adversely affect our business, results of operations, and financial condition.

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Our software is highly complex and may contain undetected errors.

The software underlying our platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. Any errors or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of members, loss of revenue or liability for damages, any of which could adversely affect our growth prospects and our business.

We are subject to the terms of open-source licenses because our platform incorporates open-source software.

The software powering our Multidoc.ai platform may incorporate software covered by open-source licenses. The terms of many open-source licenses have not been interpreted by U.S. courts and there is a risk that the licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to operate our marketplace. Under certain open-source licenses, we could be required to publicly release the source code of our software or to make our software available under open-source licenses. To avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software. In addition, use of open-source software can lead to greater risks than use of third-party commercial software because open-source licensors generally do not provide warranties or controls on the origin of the software. Use of open-source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. Additionally, because any software source code we contribute to open-source projects is publicly available, our ability to protect our intellectual property rights in such software source code may be limited or lost entirely, and we will be unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage and, if not addressed, could adversely affect our business, financial condition, and results of operations.

Further expansion into markets outside of the United States is important to the growth of our business but will subject us to risks associated with operations abroad.

Expanding our business into markets outside of the United States is an important part of our strategy. Although we have a significant number of members outside of the United States, we have limited experience in developing local markets outside the United States.

In addition, competition is likely to intensify in the international markets where we operate and plan to expand our operations. Local companies based in markets outside the United States may have a substantial competitive advantage because of their greater understanding of, and focus on, those local markets. Some of our competitors may also be able to develop and grow in international markets more quickly than we will. Continued expansion in markets outside of the United States will also require significant financial investment. These investments include marketing to attract and retain new members, developing localized services, forming relationships with third-party service providers, supporting operations in multiple countries, and potentially acquiring companies based outside the United States and integrating those companies with our operations.

If we fail to raise additional capital to fund our business growth and project development, the Company’s new business could fail.

The Company anticipates having to raise significant amounts of capital to meet its anticipated needs for working capital and other cash requirements for the near term to continue to develop its platform. The Company will attempt to raise such capital through the issuance of stock and/or incurring debt. However, there is no assurance that the Company will be successful in raising sufficient additional capital and we have no arrangements for future financing and there can be no assurance that additional financing will be available to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund the Company’s projects, take advantage of potential acquisition opportunities, develop or enhance the extraction of gold and/or precious metals or respond to competitive pressures would be significantly limited. Such limitation could have a material adverse effect on the Company’s business and financial condition.

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Our business is subject to a large number of U.S. and non-U.S. laws, many of which are evolving.

We are subject to a variety of laws and regulations in the United States and around the world, including those relating to traditional businesses, such as employment laws and taxation, and newer laws and regulations focused on the Internet and online commerce, such as payment systems, privacy, anti-spam, data protection, electronic contracts and consumer protection. These laws and regulations are continuously evolving, and compliance is costly and can require changes to our business practices and significant management time and effort. Additionally, it is not always clear how existing laws apply to the Internet as many of these laws do not address the unique issues raised by the Internet or online commerce.

For example, laws relating to online privacy are evolving differently in different jurisdictions. Federal, state and non-U.S. governmental authorities, as well as courts interpreting the laws, continue to evaluate the privacy implications of the use of third-party “cookies,” “web beacons” and other methods of online tracking. The United States, the European Union and other governments have enacted or are considering legislation that could significantly restrict the ability of companies and individuals to collect and store user information, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools.

In some cases, non-U.S. privacy, data protection, consumer protection and other laws and regulations are more restrictive than those in the United States. For example, the European Union traditionally has imposed stricter obligations under such laws than the United States. Consequently, the expansion of our operations internationally may require changes to the ways we collect and use consumer information.

Existing and future laws and regulations enacted by federal, state or non-U.S. governments could impede the growth or use of the Internet or online commerce. It is also possible that governments of one or more countries may seek to censor content available on our platform or may even attempt to block access to our platform. If we are restricted from operating in one or more countries, our ability to attract or retain members may be adversely affected and we may not be able to grow our business as we anticipate.

We strive to comply with all applicable laws, but they may conflict with each other, and by complying with the laws or regulations of one jurisdiction, we may find that we are violating the laws or regulations of another jurisdiction. Despite our efforts, we may not have fully complied in the past and may not in the future. If we become liable under laws or regulations applicable to us, we could be required to pay significant fines and penalties, and we may be forced to change the way we operate. That could require us to incur significant expenses or to discontinue certain services, which could negatively affect our business.

Additionally, if third parties with whom we work violate applicable laws or our policies, those violations could result in other liabilities for us and could harm our business.

Security breaches, improper access to or disclosure of our data or our customers' data, or other cyber incidents could result in liability, cause harm to our reputation and business, or subject us to regulatory penalties.

Our business may involve the collection, storage, and transmission of confidential information, including customer and employee personal information, as well as proprietary business data. We expect to experience, cyber-attacks aimed at gaining unauthorized access to our and our customers’ data and systems, which could result in data theft, reputational harm, and legal consequences. While we take all necessary industry standard steps to ensure our customer’s data is protected, any security breach or unauthorized access to or disclosure of our or our customers’ data could result in significant legal and financial liabilities, damage to our reputation, and loss of customer confidence. We may also face fines and sanctions from regulators under laws such as the European Union’s General Data Protection Regulation (GDPR) or the California Consumer Privacy Act (CCPA). Currently, we do not maintain cybersecurity insurance, if we do adopt such coverage in the future, such policies may not cover all financial damages related to data breaches or other incidents and any breach could have a significant adverse effect on our business.

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We may be unable to protect our intellectual property adequately.

Our intellectual property is an essential asset of our business. As we move our business operations forward, we intend to establish and protect our intellectual property rights, we anticipate that we will rely on a combination of trade secret, copyright, trademark and, to a lesser extent, patent laws, as well as confidentiality procedures and contractual provisions. The efforts we have taken, to this point in our operations, to protect our intellectual property may not be sufficient or effective to provide adequate protection of our intellectual property. While, we generally do not elect to register our copyrights or the majority of our trademarks due to the inherent costs associated therewith, we instead rely on the common law protection afforded unregistered intellectual property, which may not be sufficient. In addition, our copyrights, and trademarks, whether or not registered, and patents, may be held invalid or unenforceable if challenged. We not have obtained or applied for patent protection with respect to our intellectual property and we generally will not rely on patents as a principal means of protecting intellectual property, due to the cost prohibitive nature thereof. To the extent we do seek patent protection, any U.S. or other patents issued to us may not be sufficiently broad to protect our proprietary technologies. If our intellectual property is not adequately protected our business prospects and future operations could be adversely affected.

In addition, we may not be effective in policing unauthorized use of our intellectual property. Even if we do detect violations, we may need to engage in litigation to enforce our intellectual property rights. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert our management’s attention. In addition, our efforts may be met with defenses and counterclaims challenging the validity and enforceability of our intellectual property rights or may result in a court determining that our intellectual property rights are unenforceable. If we are unable to cost-effectively protect our intellectual property rights, then our business could be harmed.

We may be subject to intellectual property claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies in the future.

Companies within the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. We periodically receive notices that claim we have infringed, misappropriated, or misused other parties’ intellectual property rights. To the extent we gain greater public recognition, we may face a higher risk of being the subject of intellectual property claims. Third-party intellectual property rights may cover significant aspects of our technologies or business methods or block us from expanding our offerings. Any intellectual property claims against us, with or without merit, could be time consuming and expensive to settle or litigate and could divert the attention of our management. Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and we may not be successful in defending ourselves in such matters.

In addition, some of our competitors have extensive portfolios of issued patents. Many potential litigants, including some of our competitors and patent holding companies, have the ability to dedicate substantial resources to enforcing their intellectual property rights. Any claims successfully brought against us could subject us to significant liability for damages and we may be required to stop using technology or other intellectual property alleged to be in violation of a third party’s rights. We also might be required to seek a license for third-party intellectual property. Even if a license is available, we could be required to pay significant royalties or submit to unreasonable terms, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, which could require significant time and expense. If we cannot license or develop technology for any allegedly infringing aspect of our business, we would be forced to limit our service and may be unable to compete effectively. Any of these results could harm our business.

We may be involved in litigation matters that are expensive and time consuming.

In addition to intellectual property claims, we may become involved in other litigation matters, including class action lawsuits. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Any of these results could adversely affect our business. In addition, defending claims is costly and can impose a significant burden on our management.

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We may experience fluctuations in our tax obligations and effective tax rate.

We are subject to taxation in the United States and in numerous other jurisdictions. We record tax expense based on current tax payments and our estimates of future tax payments, which may include reserves for estimates of probable settlements of tax audits. At any one-time, multiple tax years could be subject to audit by various taxing jurisdictions. As a result, we expect that throughout the year there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated. Further, our effective tax rate in a given financial statement period may be adversely impacted by changes in tax laws, changes in the mix of revenue among different jurisdictions, changes to accounting rules and changes to our ownership or capital structure. Fluctuations in our tax obligations and effective tax rate could adversely affect our business.

We are dependent on Mr. Frank Gomez and his loss would harm our business and prevent us from continuing to implement our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officer, Mr. Frank Gomez. Mr. Gomez as the founder, developer, and central figure responsible for the Company’s growth to this point, Mr. Gomez has been involved in every aspect of the business since inception, accordingly, if Mr. Gomez were to abandon his responsibilities to the Company or  resign the impact on the future success of the Company would be immediate and significant.  Accordingly, the loss of the services of Mr. Gomez would have a materially adverse effect on the Company’s business and prospects. As we move forward, there can be no assurance the Company can maintain the services of directors, officers and/or other qualified personnel required to operate its business.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges, and expenses incurred by them.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. The requirements of the laws and the rules and regulations promulgated under the Securities Act of 1933 and Securities Exchange Act of 1934, if applicable, entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services, and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems, and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

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RISKS ASSOCIATED WITH THIS REGISTRATION STATEMENT

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Company’s management could issue additional shares.

The Company has 2,500,000,000 authorized common shares, of which 50,200,183 are currently issued and outstanding. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a further dilution in the equity portion of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth, and expansion of our subsequent business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	overall strength and stability of general economic conditions and of the esports industry in the United States and globally;
•	changes in consumer demand for, and acceptance of, our services that we make available;
•	changes in the competitive environment, including adoption of technologies, services and products that compete with our own;
•	our ability to generate consistent revenue;
•	our ability to effectively execute our business plan;

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•	changes in laws or regulations governing our business and operations;
•	our ability to maintain proper and effective internal controls;
•	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;
•	our ability to effectively market our services;
•	costs and risks associated with, and the outcome of any known or unknown litigation;
•	our ability to obtain and protect our existing intellectual property protections, including patents, trademarks and copyrights;
•	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;
•	risks associated with public health crises;
•	interest rates and the credit markets; and
•	other risks and uncertainties described under the heading “Risk Factors” and elsewhere in this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

INDUSTRY AND OTHER DATA

This prospectus contains industry, market and competitive position data from our own internal estimates and research as well as industry and general publications and research surveys and studies conducted by third parties. We did not commission any of the third-party data identified throughout this prospectus. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor definitions have been verified by an independent source.

The industry in which we operate is subject to risks and uncertainties due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $400,000 as anticipated.

Next 12 months (Planned Actions)	If 10,000,000 shares (25%) are sold:	If 20,000,000 shares (50%) are sold:	If 30,000,000 shares (75%) are sold:	If 40,000,000 shares (100%) are sold:

Research & Development	$75,000.00	$150,000.00	$225,000.00	$300,000.00
Marketing	$12,500.00	$27,000.00	$47,500.00	$72,500.00
Day-to-Day Operations	$10,000.00	$20,500.00	$25,000.00	$25,000.00
Offering Expenses	$2,500.00	$2,500.00	$2,500.00	$2,500.00
TOTALS	$100,000.00	$200,000.00	$300,000.00	$400,000.00

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

See also “Risk Factors — Risks Relating to This Offering and Ownership of Our Common Stock — We have broad discretion in the use of our net proceeds from this offering and may not use them effectively”.

We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements through fiscal year 2025. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See also “Risk Factors — Risks Relating to This Offering and Ownership of Our Common Stock — We do not intend to pay dividends on our Common Stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our shares appreciates.”

DILUTION

The price of the current offering is fixed at $0.01 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

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Note: “Net increase to original shareholder” below is based upon a par value of $0.00001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(75% of the shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$0.01	$0.01	$0.01	$0.01
Book Value Per Share Before the Offering	$(0.0136)	$(0.0136)	$(0.0136)	$(0.0136)
Book Value Per Share After the Offering	$(0.010)	$(0.007)	$(0.005)	$(0.003)
Net Increase to Original Shareholder	$0.004	$0.007	$.009	$0.011
Decrease in Investment to New Shareholders	$0.020	$0.017	$0.015	$0.013
Dilution to New Shareholders (%)	(97% )	(69% )	(48% )	(32% )

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(684,556)
Net proceeds from this offering	400,000
$(284,556)
Denominator:
Shares of common stock outstanding prior to this offering	50,220,183
Shares of common stock to be sold in this offering (100%)	40,000,000
90,220,183

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(684,556)
Net proceeds from this offering	300,000
$(384,556)
Denominator:
Shares of common stock outstanding prior to this offering	50,220,183
Shares of common stock to be sold in this offering (75%)	40,000,000
90,220,183

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(684,556)
Net proceeds from this offering	200,000
$(484,556)
Denominator:
Shares of common stock outstanding prior to this offering	50,220,183
Shares of common stock to be sold in this offering (50%)	40,000,000
90,220,183

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(684,556)
Net proceeds from this offering	100,000
$(584,556)
Denominator:
Shares of common stock outstanding prior to this offering	20050,220,183
Shares of common stock to be sold in this offering (25%)	40,000,000
90,220,183

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and operating results together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements. For convenience of presentation some of the numbers have been rounded in the text below.

Results of Operations for the three months ended September 30, 2024 and 2023

Revenues

We earned no revenues for three ended September 30, 2024 or 2023.

Operating Expenses

We incurred $17,505 in operating expenses for the three months ended September 30, 2024, as compared with $11,950 in the three months ended September 30, 2023. The increase in operating expenses is the result of the increase in professional fees during the three months ended September 30, 2024. We expect our operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had other income of $2,087,509 for the three months ended September 30, 2024, compared to other expense of $2,342 for the three months ended September 30, 2023. The increase in other income was the result of a gain on forgiveness of accrued expenses during the three months ended September 30, 2024

Net Income (Loss)

We recorded a net income of $2,070,004 for the three months ended September 30, 2024, compared to a net loss $14,292 for the three months ended September 30, 2023. The increase in net income was associated with the factors discussed above.

Results of Operations for the nine months ended September 30, 2024 and 2023

Revenues

We earned no revenues for nine months ended September 30, 2024 or 2023.

Operating Expenses

We incurred $57,260 in operating expenses for the nine months ended September 30, 2024, as compared with $247,419 in the nine months ended September 30, 2023. The increase in operating expenses is the result of the increase in professional fees during the three months ended September 30, 2024.

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Other Income/Expenses

We had other income of $1,360,033 for the nine months ended September 30, 2024, compared to other expense of $6,467 for the nine months ended September 30, 2023. The increase in other income was the result of a gain on forgiveness of accrued expenses netted against a loss on acquisition of intangible assets during the nine months ended September 30, 2024

Net Income (Loss)

We recorded a net income of $1,302,773 for the nine months ended September 30, 2024, compared to a net loss $6,467 for the nine months ended September 30, 2023. The increase in net income was associated with the factors discussed above.

Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs to support our project commitments, and pursue our expansion and diversification objectives.

As of September 30, 2024, we had total current assets of $0 and total current liabilities of $638,556. We had a working capital deficit of $638,556 as of September 30, 2024.

Net cash used by operating activities was $57,345 for the nine months ended September 30, 2024, as compared with $28,604 cash used for the nine months ended September 30, 2023. Our negative operating cash flow for both periods was our net losses, as adjusted to reconcile net loss to net cash provided by operating activities.

Financing activities provided $57,345 in cash for the nine months ended September 30, 2024, as compared with $28,604 for the nine months ended September 30, 2023. Our positive financing cash flow for 2024 and 2023 mainly consisted of proceeds from notes.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared under accounting principles generally accepted in the United States of America (“ US GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 2, “Summary of Significant Accounting Policies” of our Consolidated Financial Statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

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Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

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Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of September 30, 2024 and December 31, 2023 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on September 30, 2024 and December 31, 2023.

BUSINESS

THE PLATFORM - MULTIDOC.AI

What is MultiDoc.ai

Multidoc.ai (“Mulidoc”) is an artificial intelligence platform that allows businesses and organizations to create their own Artificial Intelligence (“AI”) assistants capable of resolving most queries by extracting information needed from thousands of documents within the client company’s archives and repositories. Multidoc.ai as a company, specializes in intelligent document processing (IDP) solutions, our core business revolves around automating the extraction, classification, and organization of data from a variety of document types using advanced Machine Learning and AI technologies. This enables businesses to streamline workflows, reduce manual data entry, and enhance accuracy in data processing. Multidoc.ai offers pre-built AI models for processing common documents such as invoices, receipts, bank statements, and tax forms. These models are designed to extract relevant data fields accurately and efficiently, which can be integrated into a company's existing systems for further processing. Additionally, we provide tools for custom model training, allowing businesses to tailor the document processing to their specific needs.

In contrast to ChatGPT, where the information comes from unknown external sources, the Multidoc platform allows users to feed and manage their own documents: digital, scanned, or handwritten and when a question is asked Multidoc.ai not only resolves it, but also indicates from which paragraphs and documents it extracted the information to corroborate the answer accuracy. The platform also allows for the creation of roles and the designation of user access to certain documents and information, ensuring that users only access information that is relevant to their tasks.

The platform supports various document formats including PDFs, images, and scanned documents, and it features capabilities such as automatic document classification, splitting, and validation checks to ensure data integrity. Multidoc.ai’s solutions are widely applicable across industries such as finance, healthcare, and logistics, where large volumes of document handling are routine.

As discussed herein, the terms Artificial Intelligence (“AI”) and Machine Learning (“ML”) are often used, and for clarity’s sake “AI” is the broad field aimed at creating systems capable of performing tasks that typically require human intelligence. This can include tasks such as understanding language, recognizing patterns, solving complex problems, and making decisions. Essentially, AI is about creating “intelligent” systems that can mimic human cognitive functions and sometimes surpass them in specific domains.

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Machine Learning, on the other hand, is a subset of AI focused on enabling computers to “learn” from data and improve over time without being explicitly programmed for each task. ML algorithms rely on statistical models and computational methods to analyze data, identify patterns, and make predictions or decisions. The goal of ML is to develop systems that can automatically improve with experience, thereby making accurate decisions or predictions based on new input. ML involves techniques such as supervised learning, unsupervised learning, and reinforcement learning, each tailored to different types of learning scenarios.

In essence, AI is the overarching field dedicated to creating intelligent systems, while ML is one of the primary approaches for achieving this. As we continue to develop and refine our product, we intend to implement both to the fullest extent to achieve optimal results for our Clients.

Currently we are considered a development stage company, with limited active business operations, no revenues, and no assets other than our intellectual property as set forth herein.

THE MULTIDOC.AI SOLUTION

Multidoc.ai aims to enhance operational efficiency by automating document-related tasks, thereby reducing the potential for human error and significantly speeding up data processing times. To optimize an artificial intelligence platform that allows businesses and organizations to create AI assistants capable of resolving most queries by extracting information from thousands of documents, several key strategies should be implemented.

Firstly, document digitization and organization are crucial. This involves converting all physical documents into digital formats using high-quality scanners and OCR (Optical Character Recognition) technology, and systematically categorizing and indexing these documents based on their content, metadata, and relevance to common queries. This makes it easier for AI systems to retrieve and process the necessary information.

Next, leveraging Natural Language Processing (NLP) and Machine Learning (ML) is essential. Advanced NLP algorithms should be used to understand and process natural language queries, employing techniques such as tokenization, stemming, lemmatization, named entity recognition (NER), and sentiment analysis. Additionally, machine learning models need to be developed and trained on diverse datasets to improve their accuracy in extracting relevant information from documents. Supervised learning techniques with labeled datasets can significantly enhance the model's understanding of various document types and query contexts.

Integration with knowledge bases is another important aspect. The AI platform should be connected to existing knowledge repositories, databases, and content management systems within the organization, allowing the AI assistant to pull accurate and up-to-date information from multiple sources. Implementing knowledge graphs can also help map relationships between different entities within the documents, aiding in understanding context and providing more precise responses.

Automation and workflow optimization play a vital role in enhancing the efficiency of the AI assistant. Robotic process automation (RPA) can handle repetitive tasks such as document classification, data entry, and basic query responses, freeing up the AI assistant to manage more complex queries. Streamlining workflows for handling and processing documents ensures that AI prioritizes and routes queries based on their complexity and the information required.

User interaction and feedback mechanisms should be well-designed to ensure effective use of the AI assistant. Creating intuitive user interfaces allows users to easily input their queries and receive responses. Collecting and analyzing feedback from users helps identify areas for improvement, refining the AI models to improve accuracy and relevance.

Finally, ensuring scalability and optimizing performance are crucial for handling large volumes of documents and queries. The AI platform should be designed to scale resources dynamically based on demand, utilizing cloud-based infrastructure. Regular performance monitoring and optimization of underlying algorithms and infrastructure help reduce latency and enhance response times.

By implementing these strategies, a company can effectively optimize its AI platform to create AI assistants capable of efficiently resolving queries by extracting relevant information from extensive document archives and repositories.

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To this end, we leverage open-source software from community-driven technologies. For example, the platform frequently utilizes open-source vector databases which enable efficient retrieval and filtering of large text embeddings. In the case of automated retrieval and processing, we utilize open-source frameworks known for their performance in handling high-dimensional data, which supports robust search and retrieval of diverse data sources Additionally, we use open-source document parsing and text processing software, which will facilitate complex indexing and document retrieval processes within applications. Our use of various open-source software allows us to benefit from the latest innovations in natural language processing and data indexing without having to develop these from scratch, reducing both development time and cost. By integrating with open-source tools, we can adapt our offerings to meet client needs more flexibly while benefiting from ongoing community improvements and updates to these tools.

Our open-source strategy not only streamlines operations but also aligns with industry standards, enabling the Company to focus on enhancing user experience while relying on the reliability of tried-and-tested technologies. For more information regarding the risks associated with the use of open-source software, please see the “Risk Factors” section of this Report below.

Current Operations

Presently, we have no agreements with any third party as we remain in the testing phase of operations. To date, we have issued total of 422 “beta test” licenses to individuals, unincorporated entities and/or organizations, additionally as of the date hereof, we have four (4) corporate users in our beta test program. One of our corporate clients is currently integrating our technology into their own system through the Beta Test program and, upon successful completion of platform integration, we anticipate entering a paid license agreement under the Neuralbase AI Ltd. corporate umbrella.

Our “Best Test” program is designed to evaluate functionality, performance, scalability, and security, including:

•	Functional Testing: Verifies that AI models and algorithms perform as expected, producing correct outputs for given inputs. This includes testing various AI components like machine learning models, natural language processing (NLP), and computer vision systems.
•	Performance Testing: To measure the efficiency of AI models in terms of speed, resource usage (CPU, GPU), memory consumption, and latency.
•	Stress Testing: To ensure that the system remains stable under high workloads.
•	Scalability Testing: Ensures that the AI platform can handle growing workloads and larger datasets, whether by scaling horizontally across multiple nodes or vertically by adding resources.
•	Security Testing: Identifies vulnerabilities in AI models, such as data poisoning, model inversion, or adversarial attacks, while addressing privacy concerns related to sensitive data used in training.
•	Bias and Fairness Testing: Checks whether the AI models make fair and unbiased decisions, which is especially important in areas like hiring, healthcare, and law enforcement.
•	User Experience Testing: Ensures the AI system integrates well with user interfaces, offering intuitive interactions, such as accurate voice recognition and seamless visual outputs. This holistic approach guarantees the robustness, fairness, and efficiency of AI platforms across a wide range of applications.

In addition to the Best Test Program, we are also focused on implementing Multidoc.ai in various industries to create customized databases tailored to their needs. We are in the initial stages of discussions in the following sectors:

•	Oil: We have begun to collaborate with various companies for pipeline maintenance, processing information from inspections conducted across different sections, which will allow companies to quickly and accurately access detailed data on pipelines, maintenance work, the condition of cathodic coating, its level of wear, and other relevant aspects without manual searches.
•	Legal: Allowing for the tracking legal cases, allowing for quick document searches and streamlining process management.
•	Laboratories: Working to implement a system that would centralizes queries related to environmental regulations, compliance, and quality control document management within a unified platform.

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Platform Integration

Our platform integrates with cloud infrastructure via API connections. Additionally, we provide the option to embed the platform and its functionalities into other websites by incorporating the infrastructure and sharing information through post Messages. We also implement API Keys and JWT (JSON Web Tokens) authentication to ensure secure and efficient connections with external platforms.

Anticipated Financing Plan

As of the date of this Report, we have not secured additional financing. However, we believe that, through our established business relationships and the efforts of our officers and directors, we will be able to obtain the necessary financing to continue operations. Our officers and directors intend to pursue any additional financings through equity offerings, debt financings, potential collaborations, strategic alliances, licensing arrangements, and other viable capital-raising options available at the time. However, there can be no assurance that we will be able to raise the necessary funds, or, if we do raise additional funds, that they will be in the required amounts or on terms favorable to us. For more information regarding the risks associated with our financing activities, please see the “Risk Factors” section of this Report below.

Financing Summary:

•	Total Amount to be Raised: $400,000
•	Minimum Amount Needed for next 12 months – We anticipate that we need a minimum of $50,000 dollars to continue operations for the next 12 months. However, if we are only able to rase this minimum amount our plan of operation will be significantly impacted.

Purpose of Funds: The $400,000 raised will be allocated across the following key areas:

1.	Research & Development: $300,000.00

○	Continued development and refinement of the Mulitdoc.ai Platform.
○	Hiring additional engineering talent
○	Purchasing necessary software/hardware

2.	Marketing: $75,000.00

○	Marketing campaigns (digital, social media, etc.)
○	Hiring sales personnel
○	Customer acquisition costs

3.	Operations and Infrastructure: $25,000.00

Milestones: Over the 12-month period, the company aims to achieve the following milestones:

Month 1-3:

○	Continue and refine Multidoc.ai Platform development.
○	Launch initial marketing campaign.
○	Secure first pilot customers.

Month 4-6:

○	Scale customer acquisition efforts.
○	Expand the product offering based on initial feedback.
○	Secure partnerships with key industry players.

Month 7-9:

○	Work to increase revenue.
○	Achieve active user base.
○	Begin expansion into new markets.

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Month 10-12:

○	Prepare for the next round of financing.
○	Complete product iteration and enhancement based on market needs.
○	Evaluate and expand product offerings.

The Multidoc Value Proposition

•

Private Usage: Multidoc helps businesses save time and money by automating the resolution of questions and information retrieval. Additionally, Multidoc guarantees the reliability of the information, as the responses are limited to the information provided by the users and no other external information.

•

Community Environment: Multidoc allows users to create communities where others are able to subscribe to their information packages. This allows them to share their knowledge and experience with their users, giving value to their knowledge and allows them to exploit it. (Users can subscribe to already-fed AI.)

•

Support: The platform allows businesses to create customized AIs that can automate tasks, answer questions, and provide information. Businesses may leave these AIs open to interact with their customers to clarify doubts without large investments in personnel.

Audience and Ideal Customer - The Company’s audience is businesses that depend on information disponibility, where fast and reliable access to information is essential for their operation. Among the potential customers are:

•

Law firms: Law firms may upload all the applicable laws in their field as well as client contracts and ask related questions without having to go through several documents. They can also ask about the status of cases with specific names and know details of the cases without having to read them again.

•

Companies: The companies themselves can enter information about procedures, operating instructions, sales results, steps to follow, or any relevant information in the company. Users can ask and make decisions without having to go directly to consult multiple files or guidelines.

•

Call centers and customer support: They can enter information about the products, services, promotions they offer, as well as all the information related to the company they represent. Customer support employees are able to ask and obtain the requested information without the need to call supervisors or read documents.

•

Technical teams: All teams that rely on repair or support manuals can use the platform in case they need information such as how to repair a certain equipment, they can ask questions and fetch the information without having to memorize or remember the exact information location in the manuals.

•

Consulting firms: Coaches, consulting firms, or organizations that provide support or help can give their clients access to their own information centers so that they can ask and be given related information and exploit the knowledge base they have.

•

Active support on web pages: With the API connectivity tool, companies are able to enter all the relevant information of the company and leave a chat open embedded in their own infrastructure where customers may ask all their questions and their questions will be resolved without human interaction.

Revenue Streams, Sales And Marketing Channels

•

Subscriptions and Licenses: Individuals or organizations pay a monthly fee to have their own AI that answers their questions or their team questions. Subscriptions are based on the number of users, and the number of documents managed.

•

Third-Party Subscriptions: Users or organizations create their own AI and allow third parties to subscribe to them for a fee. Multidoc keeps a percentage of the subscriptions and leaves the rest to the content moderator.

•

Partnerships and B2B Licenses: Companies can create their own profiles with valuable or privileged technical information and charge users for access to have their own assistant that responds based on that information. They can also license Multidoc.ai technology to other companies or strategic partners who want to use it in their own products or services.

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Sales Channels

•	Online sales: Offer the ability to subscribe and purchase licenses directly through your website, which allows customers to acquire and start using the platform immediately.
•	Strategic partnerships: Collaborate with strategic partners, such as consulting firms, law firms, insurance companies that can promote Multidoc.ai to their own clients.

Marketing Strategies

•

Affiliate marketing: Tech influencers or promoters are able to generate unique links so that when users access that link and register on the platform, the promoters are given a percentage of between 10% to 20% for the first year of subscription.

•	Content marketing: Blogs, whitepapers, guides, and case studies to demonstrate how Multidoc.ai solve specific challenges.
•	Online advertising: Online advertising, such as search engine ads (SEM) and social media ads, to reach a wide and specific audience.

THE MULTIDOC.AI DIFFERENCE - KEY FEATURES AND CAPABILITIES

1.

Creation of AI Assistants - Customizable AI: Businesses can design AI assistants tailored to their specific needs and industry requirements. These assistants can be trained to understand and process industry-specific terminology and context, making them highly efficient in providing accurate answers.

2.

Data Utilization - Internal Data Sources: Multidoc.ai works exclusively with an organization's own documents. This includes (i) Digital Documents, Standard text files, PDFs, and other digital formats; (ii) Scanned Documents, images or scans of physical documents, which the AI can process using OCR (Optical Character Recognition) technology; and, (iv) Handwritten Documents, including notes or other handwritten materials, which can also be digitized and incorporated into the AI's knowledge base.

3.	Query Resolution and Source Verification

•

Precise Information Retrieval: When a question is posed to the AI assistant, Multidoc.ai not only provides an answer but also identifies the exact paragraphs and documents where the information was found. This feature ensures transparency and allows users to verify the accuracy of the responses.

•	Contextual Understanding: The AI's ability to understand and extract contextually relevant information improves the reliability of its answers.

4.	Access Control and Security

•

Role-Based Access: The platform allows organizations to create specific roles and designate which users have access to particular documents and information. This ensures that sensitive information is only accessible to authorized personnel.

•	User Management: Administrators can easily manage user permissions, ensuring that each user can only access documents relevant to their role and responsibilities within the organization.

5.	Benefits to Businesses

•	Enhanced Productivity: By automating the process of finding and retrieving information, Multidoc.ai saves employees time, allowing them to focus on more critical tasks.
•	Improved Accuracy: The platform's ability to pinpoint the sources of information helps in maintaining high accuracy and reliability in the answers provided by the AI assistants.
•	Data Security: Ensuring that only authorized personnel can access certain documents helps in maintaining confidentiality and compliance with data protection regulations.
•	Customization and Scalability: Businesses can tailor the AI assistants to their specific needs and scale the solution as the organization grows.

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6.	Comparison of Multidoc.ai and ChatGPT

•	Source of Information:

o

ChatGPT: Uses a broad range of information from the internet and other public sources. This can sometimes lead to variability in the accuracy and relevance of the responses, especially for specific or proprietary queries.

	o	Multidoc.ai: Exclusively uses an organization’s own documents, ensuring that responses are relevant and accurate to the specific context of the organization.

•	Transparency:

	o	ChatGPT: Does not typically provide sources for its answers, making it harder to verify the information.
	o	Multidoc.ai: Clearly indicates the exact paragraphs and documents from which information was extracted, allowing for easy verification and trust in the responses.

We believe that Multidoc.ai stands out as a specialized AI platform that empowers businesses to harness their internal document resources effectively. By offering precise, verifiable, and role-based access to information, it enhances operational efficiency and ensures data security. This makes Multidoc.ai a valuable tool for organizations looking to streamline their information management and retrieval processes.

HOW MULTIDOC.AI WORKS

Multidoc.ai has identified various ways that AI can be utilized to significantly enhance the process of sorting and querying internal corporate documents through various techniques and tools. The following are various ways the Company has identified to apply AI within the Multidoc platform:

1.

Natural Language Processing (NLP) - NLP enables Multidoc to understand and process human language. This is crucial for analyzing unstructured text data within documents. Multidoc employs this technology within its architecture to analyze unstructured text data within documents. Some specific NLP applications within the Multidoc platform include:

•	Text Classification: Automatically categorizing documents based on their content. For instance, sorting emails into folders such as “Invoices,” “Contracts,” or “HR.”
•	Named Entity Recognition (NER): Identifying and classifying key entities like names of people, organizations, dates, and financial terms within documents.

2.	Optical Character Recognition (OCR) - OCR technology converts different types of documents, such as scanned paper documents or PDFs, into editable and searchable data. Multidoc employs this technology within its architecture to convert different types of documents, such as scanned paper documents or PDFs, into editable and searchable data. This allows Multidoc to process and analyze the text within these documents.

3.	Search and Retrieval Systems - AI-powered search engines enhance traditional search by understanding context and intent. Multidoc employs this technology within its architecture to enhance traditional search functionality. Multidoc features include:

•	Semantic Search: Going beyond keyword matching to understand the meaning of queries and documents. This helps in retrieving more relevant documents even if the exact keywords aren't present.
•	Question Answering Systems: Providing direct answers to specific questions by extracting relevant information from documents, similar to how virtual assistants like Siri or Alexa work.

4.

Document Summarization - AI can automatically generate summaries of documents, highlighting the most important information. This is useful for quickly understanding the content without reading the entire document. Multidoc employs this technology within its architecture.

5.

Recommendation Systems - AI can recommend related documents based on the content a user is currently viewing. This is particularly useful in large document repositories where finding related information manually would be time-consuming. Multidoc employs this technology within its architecture to automatically generate summaries of documents, highlighting the most important information.

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6.

Workflow Automation - AI can automate repetitive tasks such as routing documents to the appropriate department or person, triggering workflows based on document content, and even filling out forms by extracting necessary information from submitted documents. Multidoc employs this technology within its architecture to automate repetitive tasks.

7.

Data Extraction and Analysis - AI can extract specific data points from documents, such as financial figures from invoices or key terms from legal contracts. This data can then be used for further analysis or reporting. Multidoc employs this technology within its architecture to extract specific data points from documents.

8.

Security and Compliance - AI can help ensure that documents comply with regulatory requirements by automatically detecting sensitive information and ensuring it is stored and handled appropriately. It can also monitor access and usage patterns to detect unauthorized access or data breaches. Multidoc employs this technology within its architecture to help ensure that documents comply with regulatory requirements by automatically detecting sensitive information and ensuring it is stored and handled appropriately. While this process can assist companies with security and compliance issues, Multidoc strongly recommended and suggests that companies utilize further traditional security and compliance measures as this technology become more widely acceptable.

Implementation Examples

•	Legal Industry: AI can assist law firms by sorting through vast amounts of case law, legal briefs, and contracts to find relevant information quickly.
•	Healthcare: AI can help in managing patient records, extracting relevant medical information, and ensuring compliance with health regulations.
•	Finance: AI can be used to process and analyze financial documents, detect fraud, and ensure compliance with financial regulations.

Competitors - Tools and Platforms - Several AI platforms and tools are designed to assist with document management:

•	Microsoft Azure Cognitive Services: Offers APIs for OCR, NLP, and more.
•	Google Cloud AI: Provides tools for document understanding, including AutoML for custom model training.
•	IBM Watson: Features robust NLP and data extraction capabilities.
•	Amazon Comprehend: NLP service that can classify, extract, and understand text within documents.

By employing the foregoing AI tools, Multidoc provides powerful tools to help companies sort and query their internal corporate documents efficiently. By leveraging technologies like NLP, OCR, and intelligent search, Multidoc can enhance their document management processes, leading to improved productivity, better compliance, and more informed decision-making.

MULTIDOC.AI – PRACTICAL APPLICATION

Multidoc as platform leverages AI and natural language processing (NLP) to extract insights from vast amounts of unstructured data, primarily for financial and business research purposes. Implementing a similar system within a corporation for internal operations could significantly enhance decision-making, competitive intelligence, and overall efficiency. Here's a detailed analysis of how the Multidoc platform can be implemented:

1.

Identifying Use Cases - Before implementing a system like Multidoc, it’s crucial to identify the specific use cases within the corporation where such a tool would add the most value. This could include market research, competitor analysis, regulatory monitoring, trend forecasting, or even internal document analysis like contracts and reports

2.

Data Integration - The Multidoc system needs to integrate with various internal and external data sources. This includes structured data from databases, as well as unstructured data from sources like emails, documents, research papers, news articles, and social media.

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3.

Natural Language Processing (NLP) - NLP algorithms would be at the core of the Multidoc system. These algorithms process and analyze text data to extract key information, identify trends, sentiment, and relationships between entities. Techniques such as Named Entity Recognition (NER), sentiment analysis, topic modeling, and summarization would be employed.

4.

Customization and Training - The system would need to be customizable to suit the specific needs and vocabulary of the corporation. This might involve training the NLP models on domain-specific data to improve accuracy and relevance.

5.

Search and Querying Capabilities - Multidoc employs a powerful search interface would allow users to query the system using natural language queries or specific filters. The system should provide relevant results quickly, with advanced filtering options to refine the search results.

6.

Alerts and Notifications – The Multidoc system will provide alerts and notifications based on predefined triggers or changes in the data. For example, it could alert users about emerging trends, regulatory changes, or significant news related to competitors or market conditions.

7.

Visualization and Reporting - Visualization tools will help users understand complex data patterns and trends more intuitively. Dashboards and reports could provide summarized insights for decision-makers, with the ability to drill down into specific details as needed.

8.

Security and Compliance - Given that the Multidoc system would deal with sensitive corporate data, robust security measures would be essential to protect data integrity and confidentiality. Compliance with relevant regulations such as GDPR, HIPAA, or industry-specific standards would also be critical.

9.

User Training and Support - Adequate training and support should be provided to users to ensure they can effectively utilize the system's capabilities. This might involve training sessions, user guides, and ongoing support to address any issues or questions that arise.

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Continuous Improvement - The Multidoc system should be designed for continuous improvement, with mechanisms in place to gather feedback from users and update the algorithms and features accordingly. This iterative process would ensure that the system remains relevant and effective over time.

MUTIDOC.AI KEYS TO SUCCESS

A typical start-up company in the AI sector needs several key elements to succeed. These can be broadly categorized into foundational, operational, and strategic components:

Foundational Components

1.	Strong Team

•	Technical Expertise: Skilled AI researchers and engineers with knowledge in machine learning, data science, and software development.
•	Domain Experts: Professionals with deep understanding of the industry the AI solution targets (e.g., healthcare, finance, retail).
•	Business Acumen: Individuals with experience in business development, sales, and marketing to drive growth and customer acquisition.

2.	Innovative Product or Service

•	Unique Value Proposition: A clear and compelling solution that addresses a specific problem or need in the market.
•	Scalability: The ability to scale the product or service to meet growing demand.
•	User-Focused Design: A product that is easy to use and provides a great user experience.

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3.	Solid Data Infrastructure

•	High-Quality Data: Access to large, relevant, and diverse datasets to train AI models.
•	Data Management Tools: Robust systems for data collection, storage, processing, and analysis.

Operational Components

4.	Technology Stack

•	AI and ML Tools: Software and frameworks such as TensorFlow, PyTorch, and scikit-learn for model development.
•	Cloud Services: Platforms like AWS, Google Cloud, or Azure for scalable computing resources.
•	DevOps Practices: Continuous integration and deployment (CI/CD) pipelines to streamline development and deployment processes.

5.	Funding and Financial Management

•	Seed Funding: Initial capital to develop the product and bring it to market.
•	Venture Capital: Additional rounds of funding to scale the business.
•	Financial Planning: Effective budgeting, forecasting, and financial management to ensure sustainability.

Strategic Components

6.	Go-to-Market Strategy

•	Market Research: Understanding the target market, competition, and customer needs.
•	Sales and Marketing Plan: Strategies to attract and retain customers, including digital marketing, partnerships, and direct sales.
•	Customer Acquisition and Retention: Tactics to acquire new customers and retain existing ones through excellent service and support.

7.	Regulatory and Ethical Compliance

•	Legal Considerations: Ensuring compliance with data protection laws, industry regulations, and intellectual property rights.
•	Ethical AI Practices: Adhering to ethical guidelines in AI development and deployment to build trust and avoid biases.

8.	Networking and Partnerships

•	Industry Connections: Building relationships with industry leaders, potential customers, and partners.
•	Collaboration with Academia: Partnering with universities and research institutions for cutting-edge research and talent acquisition.

9.	Continuous Innovation and Improvement

•	Research and Development: Investing in R&D to stay ahead of technological advancements and improve the product.
•	Customer Feedback: Continuously gathering and incorporating feedback to refine and enhance the product.

By focusing on these critical components, as start-up in the AI sector we believe we can build a strong foundation for success and navigate the challenges of bringing innovative AI solutions to market. AI can significantly enhance the process of sorting and querying internal corporate documents through various techniques and tools. Management has identified ways AI can be applied:

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1.	Natural Language Processing (NLP) - NLP enables AI to understand and process human language. This is crucial for analyzing unstructured text data within documents. Some specific NLP applications include:

•	Text Classification: Automatically categorizing documents based on their content. For instance, sorting emails into folders such as “Invoices,” “Contracts,” or “HR.”
•	Named Entity Recognition (NER): Identifying and classifying key entities like names of people, organizations, dates, and financial terms within documents.

2.

Optical Character Recognition (OCR) - OCR technology converts different types of documents, such as scanned paper documents or PDFs, into editable and searchable data. This allows AI to process and analyze the text within these documents.

3.	Search and Retrieval Systems - AI-powered search engines enhance traditional search by understanding context and intent. Features include:

•	Semantic Search: Going beyond keyword matching to understand the meaning of queries and documents. This helps in retrieving more relevant documents even if the exact keywords aren't present.
•	Question Answering Systems: Providing direct answers to specific questions by extracting relevant information from documents, similar to how virtual assistants like Siri or Alexa work.

4.

Document Summarization - AI can automatically generate summaries of documents, highlighting the most important information. This is useful for quickly understanding the content without reading the entire document.

5.

Recommendation Systems - AI can recommend related documents based on the content a user is currently viewing. This is particularly useful in large document repositories where finding related information manually would be time-consuming.

6.

Workflow Automation - AI can automate repetitive tasks such as routing documents to the appropriate department or person, triggering workflows based on document content, and even filling out forms by extracting necessary information from submitted documents.

7.

Data Extraction and Analysis - AI can extract specific data points from documents, such as financial figures from invoices or key terms from legal contracts. This data can then be used for further analysis or reporting.

8.

Security and Compliance - AI can help ensure that documents comply with regulatory requirements by automatically detecting sensitive information and ensuring it is stored and handled appropriately. It can also monitor access and usage patterns to detect unauthorized access or data breaches.

AI provides powerful tools to help companies sort and query their internal corporate documents efficiently. By leveraging the Multidoc technology, businesses can enhance their document management processes, leading to improved productivity, better compliance, and more informed decision-making.

By implementing a system like Multidoc for internal operations, corporations can gain a competitive advantage by leveraging data-driven insights to make informed decisions and stay ahead of market trends and developments. However, implementing AI for internal corporate document searches can provide significant benefits, but it also comes with several challenges and issues. These issues can broadly be categorized into technical, ethical, and operational aspects:

Technical Issues

1.	Data Quality and Consistency

•	Inconsistent Formats: Documents may be in various formats (PDFs, Word documents, emails, etc.), making it difficult for AI to process them uniformly.
•	Data Accuracy: Errors or inconsistencies in the data can lead to inaccurate search results or insights.

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2.	Complexity of Natural Language Processing

•	Understanding Context: AI struggles with understanding the context and nuances of human language, especially with industry-specific jargon or ambiguous terms.
•	Handling Unstructured Data: Many corporate documents are unstructured, making it difficult for AI to extract and understand the relevant information.

3.	Scalability

•	Computational Resources: Processing large volumes of documents requires significant computational power and efficient algorithms to ensure fast and accurate search results.
•	Model Maintenance: As the volume and variety of documents grow, AI models need regular updates and retraining to maintain their effectiveness.

4.	Integration with Existing Systems

•	Compatibility: Ensuring that AI tools seamlessly integrate with existing document management systems and workflows can be challenging.
•	Data Silos: Documents may be stored in disparate systems, complicating comprehensive search capabilities.

Ethical and Legal Issues

5.	Privacy and Confidentiality

•	Sensitive Information: Internal documents often contain sensitive or confidential information, and AI systems must ensure this data is protected and not improperly accessed or used.
•	Compliance: Ensuring compliance with data protection regulations (e.g., GDPR, CCPA) when processing and storing documents.

6.	Bias and Fairness

•	Algorithmic Bias: AI models can unintentionally incorporate biases present in the training data, leading to unfair or discriminatory outcomes.
•	Transparency: It can be difficult to understand and explain AI decision-making processes, leading to a lack of transparency and trust.

Operational Issues

7.	Change Management

•	User Adoption: Employees may resist adopting new AI-powered tools, especially if they are accustomed to traditional search methods.
•	Training: Providing adequate training for employees to effectively use and trust AI-powered search systems.

8.	Cost

•	Implementation Costs: Developing and implementing AI solutions can be expensive, requiring investment in technology, talent, and infrastructure.
•	Ongoing Maintenance: Continuous maintenance, updates, and monitoring of AI systems add to the long-term costs.

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MITIGATION STRATEGIES

To address these issues, organizations can adopt several strategies:

1.	Data Management

•	Standardization: Implement standardized formats and consistent data entry practices.
•	Quality Control: Regularly audit and clean data to ensure accuracy and consistency.

2.	Advanced NLP Techniques

•	Contextual Understanding: Use advanced NLP models like transformers (e.g., BERT, GPT) that better understand context and nuances
•	Customization: Train AI models on domain-specific data to improve their understanding and accuracy in specialized fields.

3.	Scalable Infrastructure

•	Cloud Computing: Leverage cloud-based solutions for scalable computing resources.
•	Efficient Algorithms: Implement efficient algorithms and indexing techniques to handle large datasets.

4.	Integration and Compatibility

•	API Development: Develop robust APIs to facilitate seamless integration with existing systems.
•	Unified Platforms: Consider adopting unified document management platforms that support AI capabilities.

5.	Ethical and Legal Compliance

•	Data Anonymization: Implement data anonymization techniques to protect sensitive information.
•	Regular Audits: Conduct regular audits to ensure compliance with legal and ethical standards.

6.	User Engagement and Training

•	Change Management Programs: Implement programs to manage the transition and encourage user adoption.
•	Training Sessions: Offer comprehensive training sessions to familiarize employees with new AI tools.

By proactively addressing these issues, companies can effectively harness the Multidoc AI to enhance their internal document search capabilities while minimizing risks and ensuring compliance with ethical and legal standards.

PRICING

Pricing an AI platform for internal document searches and queries involves several factors and strategies. We will consider the following elements to determine an effective pricing model:

Factors Influencing Pricing

1.	Development and Operational Costs

•	R&D Costs: Expenses related to developing and improving the AI algorithms, training models, and ensuring the platform’s accuracy and efficiency.
•	Infrastructure Costs: Costs for cloud services, servers, and data storage required to run the platform.
•	Maintenance and Support: Ongoing costs for maintaining, updating the platform, and providing customer support.

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2.	Value Proposition

•	Efficiency Gains: The platform’s ability to save time and improve productivity by quickly retrieving relevant documents.
•	Accuracy and Reliability: Higher accuracy and reliability may justify a premium price.
•	Advanced Features: Additional functionalities like document summarization, sentiment analysis, and advanced search filters can add value.

3.	Market and Competition

•	Competitive Landscape: Pricing strategies of similar platforms in the market.
•	Target Market: The financial capacity and willingness to pay of the target customers (e.g., large enterprises vs. small businesses).

4.	Customer Needs and Usage Patterns

•	Scale of Use: Number of users, volume of documents processed, and frequency of searches.
•	Customization and Integration: Costs associated with customizing the platform for specific industries or integrating with existing systems.

5.	Sales and Distribution Channels

•	Direct Sales: Higher costs associated with direct sales teams might require higher prices.
•	Partnerships and Resellers: Using resellers or partners can influence pricing and margins.

Common Pricing Models

1.	Subscription-Based Pricing - Tiered Plans - Different pricing tiers based on the number of users, features, and volume of documents. For example:

•	Basic: Limited features, suitable for small teams.
•	Standard: Includes more features and higher usage limits.
•	Enterprise: All features with unlimited usage and premium support.

2.	Usage-Based Pricing

•	Pay-per-Document: Charging based on the number of documents processed or searched.
•	Pay-per-Query: Pricing based on the number of search queries performed.
•	Data Volume: Pricing according to the amount of data processed or stored.

3.	Perpetual License - One-Time Fee: A higher upfront cost for a perpetual license, with optional annual maintenance and support fees.

4.	Freemium Model - Basic Free Version: Offering a limited version of the platform for free to attract users, with the option to upgrade to paid plans for additional features and higher usage limits.

5.	Custom Pricing - Enterprise Agreements: Custom pricing based on specific needs, volume, and contractual agreements, often used for large organizations.

By considering these factors and adopting a flexible pricing strategy, Multidoc can effectively price its AI platform to attract and retain customers while ensuring profitability and growth.

GOVERNMENT REGULATIONS

Government regulations governing AI applications are evolving and vary by country and region. These regulations aim to address concerns related to privacy, safety, fairness, and transparency. Here are some key regulations and initiatives:

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United States

•

Algorithmic Accountability Act - Proposed legislation that would require companies to assess the impact of automated decision systems, including AI, and mitigate any potential harms, especially those related to discrimination and privacy.

•

Federal Trade Commission (FTC) Guidelines - The FTC provides guidelines on fairness, transparency, and accountability in AI. Companies are advised to ensure their AI systems do not deceive or unfairly disadvantage consumers.

•	National AI Initiative Act - This act establishes a coordinated program across federal agencies to accelerate AI research and development, with a focus on ethical standards and regulatory frameworks.

European Union

•

General Data Protection Regulation (GDPR) - GDPR has significant implications for AI, especially regarding data privacy and protection. It includes requirements for data minimization, transparency, and obtaining explicit consent for data processing.

•

Artificial Intelligence Act (Proposed) - The proposed AI Act aims to create a regulatory framework for AI in the EU, categorizing AI applications into different risk levels (unacceptable, high, limited, and minimal risk) and imposing stricter regulations on high-risk AI systems.

•	Ethics Guidelines for Trustworthy AI - Developed by the European Commission’s High-Level Expert Group on AI, these guidelines focus on ensuring AI is lawful, ethical, and robust.

China

•	New Generation AI Development Plan - This strategic plan outlines China's goals for AI development, emphasizing the need for ethical standards and regulatory frameworks to guide AI innovation.
•	Data Security Law and Personal Information Protection Law - These laws provide comprehensive regulations on data security and privacy, impacting how AI systems collect, store, and use data.

Canada

•	Directive on Automated Decision-Making - Provides guidelines for government departments using AI to ensure transparency, accountability, and fairness in automated decision-making processes.
•	Algorithmic Impact Assessment - Requires federal agencies to assess the impact of AI systems and mitigate potential risks.

United Kingdom

•	Centre for Data Ethics and Innovation (CDEI) - Provides recommendations on AI governance and ethics.
•	AI Roadmap - Includes principles for safe and ethical AI development and deployment.

International Initiatives

•	OECD AI Principles - The Organisation for Economic Co-operation and Development (OECD) has established AI principles focused on inclusive growth, human-centered values, transparency, robustness, and accountability.
•	G20 AI Principles - Based on the OECD guidelines, the G20 countries have endorsed principles promoting responsible AI development and use.

Key Areas of Regulation

1.	Data Privacy and Protection - Regulations like GDPR in the EU and CCPA in California focus on protecting individuals' data privacy and ensuring transparent data processing practices.

2.	Bias and Fairness - Ensuring AI systems do not perpetuate or exacerbate biases is a critical regulatory focus. This includes requirements for regular auditing and impact assessments of AI systems.

3.	Transparency and Accountability - Regulations often mandate transparency in AI decision-making processes and accountability mechanisms for when AI systems cause harm or fail.

4.	Safety and Security - Ensuring AI systems are robust, secure, and do not pose safety risks is a regulatory priority, with specific guidelines for high-risk applications like autonomous vehicles and medical devices.

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Challenges and Future Directions

1.	Harmonization: Different regulatory approaches across countries can create challenges for international companies. There is ongoing discussion about harmonizing AI regulations globally.

2.	Evolving Frameworks: As AI technology rapidly evolves, regulatory frameworks need to be flexible and adaptive to address new challenges and opportunities.

3.	Ethical Considerations: Beyond legal requirements, there is a strong emphasis on developing ethical AI guidelines to ensure technology benefits society as a whole.

By staying informed about these regulations and incorporating best practices into their AI development and deployment processes, companies can navigate the regulatory landscape and ensure their AI applications are compliant and ethical.

EMPLOYEES

We have 6 full-time employees and no part-time employees. None of our employees are expected to be subject to a collective bargaining agreement or represented by a trade or labor union. We consider our employee relations to be good.

CORPORATE HISTORY

Neuralbase AI Ltd. was organized on March 21, 2000, in the state of California, under the former name of Acquisitions Solutions, Ltd. On February 13, 2001, it changed its name to Mc Smoothies, Inc. In May, 2002, we acquired the assets of Ameridream Entertainment, Inc., a Nevada corporation engaged in the business of film production, and changed our name to Ameridream Entertainment, Inc., and commenced operations as a producer of feature films. From February 25, 2002 through July 7, 2002, our common stock was quoted on the over-the-counter bulletin board under the trading symbol, MCSO. From July 8, 2002 through February 29, 2003, our common stock was quoted on the over-the-counter bulletin board under the trading symbol, AMDR. On or about March 29, 2003, due to the failure of former management to file a quarterly report on form 10QSB, our quotation was dropped from the bulletin board and our securities began to trade on the pink sheets under the trading symbol IPEI. Pursuant to a settlement reached in a lawsuit over our controlling shares, which was settled in September, 2003, we changed management and changed our name to Soleil Film & Television, Inc., effective October 2003. We subsequently continued the business of developing, producing and distributing feature films television. On October 19, 2004, we filed a Form 15 to terminate our registration under the Securities Exchange Act of 1933.

In September 2006 we changed our charter to the state of Nevada.

On August 11, 2011 we changed our name from Imperia Entertainment, Inc. to Viratech Corp.

On March 8, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”) with Blackwell Properties, LLC, a Dubai limited liability company, (“Blackwell”) and Charandeep Gopishetty, an individual (“Gopishetty”) and the sole-officer, director, and shareholder of Blackwell (collectively, Blackwell and Gopishetty are hereinafter referred to as the “Seller”) pursuant to which Corporation acquired various assets from Seller in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock (the “Preferred A Shares) to be issued to Seller, or his assigns, concurrently with the closing of the Purchase Agreement.

On May 16, 2024, the Company, Gopishetty, and Blackwell entered an Unwind Agreement and Mutual Release (the “Unwind Agreement”), for the purpose of unwinding, and rendering void, the Purchase Agreement (“Original APA”) executed by and between the Company, Gopishetty, and Blackwell. The Parties have mutually and voluntarily agreed to unwind the transaction contemplated by the Original APA. Accordingly, the Company shall return all the Assets acquired pursuant to the terms and conditions of the Original APA once Gopishetty has cancelled, and returned to the Company’s treasury, the 9,000,000 restricted shares of the Company’s Series A Preferred Stock received per the terms of the Original APA.  Each of Company, Gopishetty, and Blackwell have made other representations as part of the Unwind Agreement.

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Concurrently with the execution of the Unwind Agreement, on May 16, 2024, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), with Mr. Frank Gomez and Grupo FG SAS, which is the alter-ego of Mr. Gomez (the “Seller”). Grupo FG SAS does not currently conduct any business and was formed specifically to hold various proprietary Artificial Intelligence (“AI”) assets relating to that certain technology known as “Multidoc AI”. Multidoc AI is an artificial intelligence system that allows businesses and organizations to create their own AI assistants capable of resolving queries by extracting information from the universe of documents within the client company itself. Multidoc AI allows organizations to manage their own digital, scanned, or handwritten documents and when a queried, Multidoc AI not only resolves the request but also indicates from which paragraphs and documents it extracted the information to corroborate the answer accuracy (collectively, all assets held by Grupo FG and all related proprietary and non-proprietary technology, know-how, and all other facets of Seller’s operations are referred to as the “Acquired Assets”). The Company acquired the Acquired Assets in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock (the “Preferred A Shares”) to be issued to Seller, or his assigns, concurrently with the closing of the Purchase Agreement. Additionally, each of the Company and Seller made customary representations, warranties, covenants, and indemnities in connection with the Purchase Agreement.

On May 16, 2024, and in connection with the aforementioned Unwind Agreement, Charandeep Gopishetty resigned as Sole-Officer and Director of the Company. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective immediately upon the foregoing resignation, the Corporation appointed Mr. Frank Gomez (“Mr. Gomez”) to serve as Sole-Officer and Director of the Corporation to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed. Mr. Gomez accepted the appointments dated even herewith (the “Appointment Date”).

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age (as of January 22, 2025) and position of the individuals who serve as directors and executive officers of the Company. The following also includes certain information regarding the individual experience, qualifications, attributes and skills of our directors and executive officers as well as brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position(s)
Frank Gomez	32	President, Chief Executive Officer, Chief Financial Officer, Secretary, and Chairman of the Board of Directors

Business Experience

Mr. Frank Gomez: Since January 2023, through the present, Mr. Gomez, as the founder of Multidoc.ai has been the CEO, CFO, Secretary and director of Multidoc.ai. Multidoc.ai is an artificial intelligence platform that allows organizations to develop their own artificial intelligence assistants. This platform provides relevant and valuable answers, which are generated exclusively from the data entered by companies. In addition to Multidoc.ai, and since August 2020, through the present, Mr. Gomez, as the co-founded, of Devkol (https://devkol.com) which is a web and mobile development company that helps companies and startups create custom applications and platforms Devkol offers a personalized service that adapts to the specific needs of each project. Prior to this, from February 2017 through August 2020, Mr. Gomez was the Chief Technology Officer of Labcontrol, which is a laboratory management platform that automates important processes, such as ordering tests, recording results, and completing reports. This allows companies to improve the efficiency and productivity of their laboratories. Additionally, Mr. Gomez earned the degrees in Chemical Engineering and OA Pure Chemistry, from the University of the Andes in 2014.

Transactions with Related Persons

Not Applicable.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct. We have two independent directors on our Board of Directors.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

EXECUTIVE AND DIRECTOR COMPENSATION

From inception and through January 31, 2025, no officer or director has received any compensation from the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

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The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers, or other employees, but our sole officer and director may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed. The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

As of September 30, 2024, other than compensation arrangements with our directors and executive officers and the other transactions discussed below, we have had no transactions to which we were a party or will be party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest. As permitted by the SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the Executive Compensation or the Director Compensation section of this annual report, as applicable.

On May 16, 2024, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), with Mr. Frank Gomez and Grupo FG SAS (the “Seller”) to acquire the Multidoc AI platform (collectively, all assets held by Grupo FG and all related proprietary and non-proprietary technology, know-how, and all other facets of Seller’s operations are referred to as the “Acquired Assets”). The Company acquired the Acquired Assets in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock (the “Preferred A Shares”) to be issued to Seller, or his assigns, concurrently with the closing of the Purchase Agreement. The Shares convert at a ratio of 1-for-50, meaning each share of Series A Preferred Stock converts into 50 shares of Common Stock, and the Shares carry voting rights equal to 500 votes per one share of Series A Preferred Stock is then convertible, thus giving Seller voting control of the Company. The approximate value of shares issued at the date of issuance was $900.00.

In June 2019, Mr. Henry Manayan was appointed as the President, CEO, CFO and Director of the Company and in connection therewith he was issued 100,000,000 shares of the Company’s Common Stock, representing approximately 6.670% of the issued and outstanding shares of the Company’s Common Stock. The approximate value of shares issued at the date of issuance was $100,000.00.

In September 2015, Mr. Fred Schiemann was appointed as the President, CEO, CFO and Director of the Company and in connection therewith Health and Hope, LLC, of which Mr. Schiemann is the beneficial owner, was issued 3,400,000 shares of the Company’s Series B Preferred Stock, representing approximately 97.00% of the issued and outstanding shares of Company’s Series B Preferred Stock. The approximate value of shares issued at the date of issuance was $12,000.00.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct.

PRINCIPAL STOCKHOLDERS

The following table shows information regarding the beneficial ownership of our Common Stock as adjusted to give effect to the U.S. Reorganization by (i) each of our named executive  officers, directors and director nominees; (ii) all of our executive officers, directors and director nominees as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock.

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The number of shares beneficially owned and percentages of beneficial ownership before this offering that are set forth below are based on 50,200,183 shares issued and outstanding as of the date of this Report. The number of shares of our Common Stock outstanding and percentages of beneficial ownership after this offering that are set forth below includes 40,000,000 shares of Common Stock being offered for sale by us in this offering.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Neuralbase AI Ltd., Calle 98 No.19 A - 79 AP 410, Localidad De Chapinero, Bogotá D.C., Colombia. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Shares Beneficially Owned	Percentage of Shares Beneficially owned
Directors and Named Executive Officers		Before Offering	After offering
Frank Gomez, Chairman of the Board and Chief Executive Officer, President, Chief Financial Officer, and Secretary	Common Shares 50,000,000(2)(3)	99.60%	55.43%
	Series A Preferred 8,000,000(2)(3)	99.95%	99.95%
All Officers and Directors as a Group (1 person)

______________

(1)

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days from the date of this prospectus are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)

On May 16, 2024, Mr. Frank Gomez (“Mr. Gomez”) was appointed to serve as the sole-officer and director of the Corporation, and to serve until the next annual meeting of the Corporation. On January 24, 2025, Mr. Gomez converted 1,000,000 shares of Series A Preferred Stock into 50,000,000 shares of common stock. Mr. Gomez is the beneficial owner of 50,000,000 shares of the Company Company’s common stock and 8,000,000 shares of the Company’s Series A Preferred Stock which vote at a ratio of 1:500 and convert into shares of the Company’s common stock at a ratio of 1:50.

(3)

Giving effect to the sale of all 40,000,000 common shares offered hereunder and the ratio upon which the shares of Series A and Series B Preferred Stock vote, the aggregate number of voting shares of the Company is 4,267,086,683, of which Mr. Gomez is the beneficial owner of 4,050,000,000 voting shares, representing 94.91% of the shares entitled to vote on matters requiring shareholder approval, thereby maintaining substantial control over the Company’s governance and strategic decision-making.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock and certain provisions of our certificate of incorporation and second amended and restated bylaws. Copies of these documents are filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

We are authorized to issue 3,000,000,000 shares consisting of: (i) 2,500,000,000 shares of common stock, par value $0.0001 per share, and (ii) 500,000,000 shares of preferred stock. As of January 24, 2025, 50,200,183 shares of Common Stock are issued and outstanding, 8,003,774 Class A Preferred stock are issued and outstanding, and 3,500,000 Class B Preferred stock are issued and outstanding.

Capital Stock

All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights and our shares of Preferred Stock have the rights, preferences, and privileges as described below. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no pre-emptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

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Our Articles of Incorporation also provides that the board of directors may issue common shares, and such may be issued without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Our Articles of Incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof.

Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Articles of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Stock if any. The holders of common stock have no pre-emptive, subscription, redemption, or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of the Preferred Stock, if any, and exercise of Warrants, if any, will be, when issued, fully paid and non-assessable.

Preferred Stock

Series A Preferred Shares. The total number of shares of Series A Preferred Shares this Corporation is authorized to issue is Ten Million (10,000,000), with a stated par value of $0.0001 per share.

Priority. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the holders of any Junior Stock by reason of their ownership of such stock an amount per share for each share of Series A Preferred Stock held by them equal to the sum of the Liquidation Preference.

Conversion Ratio. The “Conversion Ratio” per share of the Series A Preferred Stock in connection with any Conversion shall be at a ratio of 1:50, meaning every (1) one Series A Preferred Share shall convert into 50 shares of Common Stock of the Company (the “Conversion”). Holders of Series A Preferred Shares shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule, or regulation), to convert any or all their shares of the Series A Preferred Shares into Common Stock at the Conversion Ratio.

Voting. The holder of each share of Series A Preferred Stock shall have such number of votes as is determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder; and (b) by 500.

Series B Preferred Shares. The total number of shares of Series B Preferred Shares this Corporation is authorized to issue is Ten Million (10,000,000), with a stated par value of $0.0001 per share.

Priority. The Series B Preferred Stock shall rank junior to the Series A Preferred Stock with respect to the payment of dividends, the distribution of assets upon liquidation, dissolution, or winding up.

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Conversion Ratio. The “Conversion Ratio” per share of the Series B Preferred Stock in connection with any Conversion shall be at a ratio of 1:25, meaning every (1) one Series B Preferred Share shall convert into 25 shares of Common Stock of the Company (the “Conversion”). Holders of Series B Preferred Shares shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule, or regulation), to convert any or all their shares of the Series B Preferred Shares into Common Stock at the Conversion Ratio.

Voting. The holder of each share of Series B Preferred Stock shall have such number of votes as is determined by multiplying (a) the number of shares of Series B Preferred Stock held by such holder; and (b) by 50.

Indemnification Of Directors And Officers.

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”). Our Articles of Incorporation state that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company must indemnify, to the maximum extent permitted by Nevada law, its officers and directors in any civil, criminal, administrative or investigative proceeding, except an action by or in the right of the Company, including attorneys’ fees, judgments, fines and amounts paid in settlement, provided he or she acted in good faith and in a manner that he or she reasonably believed to be in, and not opposed to the Company’s best interests. Pursuant to NRS 78.138, no indemnification is required if it is proven that the officer or director breached his or her fiduciary duties and that breach involved intentional misconduct, fraud, or a known violation of law. The termination of any such proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, shall not by itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the Company’s best interests and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. Additionally,  the Company must indemnify officers and directors who are party or are threatened to be made a party to any action or lawsuit by or in the right of the Company to the maximum extent permitted by the NRS, including attorneys’ fees, unless it is proven that his or her act, or failure to act, was a breach of fiduciary duty involving intentional misconduct, fraud, or a known violation of law, rendering him or her liable under NRS 78.138, unless he or she acted in good faith and in a manner in which he or she reasonably believed to be in, and not opposed to, the Company’s best interests. The Board of Directors in its sole discretion, may indemnify the Company’s employees and agents to the extent not prohibited by the NRS or other applicable law. The Company may advance the costs of defense to persons involved in legal proceedings, at the discretion of the Board of Directors, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is determined that he or she is entitled to indemnification by the Company, the NRS.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Standard Registrar and Transfer Co. 440 E S Suite 200 Salt Lake City, UT 84111; Phone: (801) 571-8844; Email: amy@standardregistrar.com.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144 Availability

Rule 144 is not available for the resale of securities, initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company, has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC, reflecting its status as an entity that is not a shell company.

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Neither the Company nor its officer and director have any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market, subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities, subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Holders.

As of January 24, 2025, the Company had 265 shareholders of record.

Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

Securities Authorized for Issuance under Equity Compensation Plans.

None.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not addressed herein. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

This discussion is limited to non-U.S. holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers or traders in securities or currencies;
•	persons that hold more than 5% of our Common Stock, directly or indirectly;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

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•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement; and
•	tax-qualified retirement plans.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner (or person or entity treated as a partner) in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our Common Stock that is neither a “U.S. person,” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;
•

a corporation or other entity created or organized under the laws of the United States, any state thereof, or the District of Columbia and treated as a corporation for U.S. federal income tax purposes;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

An individual non-U.S. citizen may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our Common Stock.

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Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying distributions to holders of our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, such distributions of cash or property on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a return of capital and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussions below regarding backup withholding and the FATCA, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than as a distribution for U.S. federal income tax purposes) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our Common Stock constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

50

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items, which will include such effectively connected gain.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we would be a USRPHC if our USRPIs comprise (by fair market value) at least 50 percent of our business assets. We believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. There can be no assurance that our Common Stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our Common Stock exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on FATCA, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Common Stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Common Stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Such information returns generally include the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Common Stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Common Stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

51

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and applicable Treasury Regulations (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on our Common Stock, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The withholding provisions under FATCA generally apply to payments of dividends paid on our Common Stock. Further, current provisions of the Code and Treasury Regulations treat gross proceeds from the sale or other disposition of Common Stock as subject to FATCA withholding after December 31, 2018. However, recently proposed Treasury Regulations, if finalized in their present form, would eliminate FATCA withholding on payments of gross proceeds from a sale or other disposition of our Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Corporate Securities Legal, LLP, Costa Mesa, CA.

EXPERTS

Beckles & Co. Inc., our independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2023 and 2022 for the years then ended, as set forth in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Beckles & Co. Inc.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The website address is http://www.sec.gov.

Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above.

52

INDEX TO FINANCIAL STATEMENTS

NEURALBASE AI LTD.

Quarterly Consolidated Financial Statements (unaudited):

Annual Consolidated Financial Statements (audited):

(b) Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference

53

NEURALBASE AI LTD. AND SUBSIDIARIES

CONDENDSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Current assets
Cash	-	-
Total assets	-	-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	183,110	1,650,728
Accounts payable and accrued liabilities - related party	-	612,500
Advances	127,650	127,650
Advances - Related party	80,680	80,680
Judgement payable	103,000	103,000
Notes payable - related party	7,000	7,000
Notes payable	137,116	79,771
Total current liabilities	638,556	2,661,329

Notes payable, net of debt discount	46,000	46,000

Total liabilities	684,556	2,707,329

Stockholders' deficit
Preferred stock, $0.0001 par value, 480,000,000 shares authorized, 0 and 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-
Class A Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 9,003,774 and 3,774 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	900	900
Class B Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 3,500,000 and 3,500,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	350	350
Common stock, $0.0001 par value, 2,500,000,000 shares authorized, 200,183 and 200,183 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	20	20
Additional paid in capital	3,255,090	2,535,090
Accumulated deficit	(3,940,916)	(5,243,689)
Total stockholders' deficit	(684,556)	(2,707,329)

Total liabilities and stockholders' deficit	-	-

See accompanying notes to the condensed consolidated financial statements

F-1

NEURALBASE AI LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Operating expenses
General and administrative	9,430	11,950	21,140	247,419
Professional fees	8,075	-	36,120	-
Total operating expenses	17,505	11,950	57,260	247,419

Loss from operations	(17,505)	(11,950)	(57,260)	(247,419)

Other income (expenses)
Gain on forgiveness of accrued liabilities	2,092,457	-	2,092,457	-
Interest expense	(4,948)	(2,342)	(12,424)	(6,467)
Loss on acquisition of intangible assets	-		(720,000)
Total other income (expenses)	2,087,509	(2,342)	1,360,033	(6,467)

Net loss before tax provision	2,070,004	(14,292)	1,302,773	(253,886)
Tax provision	-	-	-	-
Net income (loss)	$2,070,004	$(14,292)	$1,302,773	$(253,886)

Net income (loss) per common share - basic and diluted	$10.35	$(0.07)	$6.52	$(1.27)

Weighted average number of common shares outstanding - basic and diluted	200,183	200,183	200,183	200,183

See accompanying notes to the condensed consolidated financial statements

F-2

NEURALBASE AI LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(Unaudited)

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	9,003,774	900	3,500,000	350	200,183	20	2,535,090	(5,243,689)	(2,707,329)
Net loss	-	-	-	-	-	-	-	(37,024)	(37,024)
Balance, March 31, 2024	9,003,774	900	3,500,000	350	200,183	20	2,535,090	(5,280,713)	(2,744,353)
Return of shares issued for asset purchase agreement	(9,000,000)	(900)	-	-	-	-	900	-	-
Shares issued for services	9,000,000	900	-	-	-	-	719,100	-	720,000
Net loss	-	-	-	-	-	-	-	(730,207)	(730,207)
Balance, June 30, 2024	9,003,774	900	3,500,000	350	200,183	20	3,255,090	(6,010,920)	(2,754,560)
Net income	-	-	-	-	-	-	-	2,070,004	2,070,004
Balance, September 30, 2024	9,003,774	900	3,500,000	350	200,183	20	3,255,090	(3,940,916)	(684,556)

Balance, December 31, 2022	3,774	-	3,500,000	350	200,183	20	2,130,990	(4,581,707)	(2,450,347)
Shares issued for asset purchase agreement	9,000,000	900	-	-	-	-	404,100	-	405,000
Net loss	-	-	-	-	-	-	-	(111,037)	(111,037)
Balance, March 31, 2023	9,003,774	900	3,500,000	350	200,183	20	2,535,090	(4,692,744)	(2,156,384)
Net loss	-	-	-	-	-	-	-	(128,557)	(128,557)
Balance, June 30, 2023	9,003,774	900	3,500,000	350	200,183	20	2,535,090	(4,821,301)	(2,284,941)
Net loss	-	-	-	-	-	-	-	(14,292)	(14,292)
Balance, September 30, 2023	9,003,774	900	3,500,000	350	200,183	20	2,535,090	(4,835,593)	(2,299,233)

See accompanying notes to the condensed consolidated financial statements

F-3

NEURALBASE AI LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended
	September 30, 2024	September 30, 2023
Cash Flows from Operating Activities
Net income (loss)	$1,269,569	$(253,886)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	720,000	-
Gain on settlement of accrued liabilities	(2,059,292)	-
Changes in assets and liabilities
Accounts payable and accrued liabilities	12,378	150,282
Accounts payable and accrued liabilities - related party	-	75,000
Net cash used in operating activities	(57,345)	(28,604)

Cash Flows from Financing Activities:

Proceeds from notes payable	57,345	28,604
Net cash provided by in financing activities	57,345	28,604

Net increase in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued for asset purchase agreement	$-	$405,000

See accompanying notes to the condensed consolidated financial statements

F-4

NEURALBASE AI LTD

(FKA VIRATECH CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND AS OF DECEMBER 31, 2023

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

NEURALBASE AI LTD. AND SUBSIDIARIES (formerly known as Viratech Corp, Imperia Entertainment, Soleil Film and Television, Inc. Ameridream Entertainment, Inc. and Mc Smoothie’s, Inc. (the Company) was incorporated under the laws of the state of California as Acquisition Solutions on March 21, 2000. It became a Nevada corporation on July 18, 2006.

On March 7, 2023, the Company received notice of resignation from Mr. Henry Chang Manayan (“Mr. Manayan”) sole-officer and director of the Company (the “Resignation”), Mr. Manayan stated that his resignation was not the result of any disagreements between himself and the Company relating to the Company’s operations, policies, or practices. Effective immediately upon the resignation of Mr. Manayan, the Company appointed Mr. Charandeep Gopishetty (“Mr. Gopishetty”) to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Mr. Gopishetty accepted the appointments, effective as of March 7, 2023.

On May 16, 2024, the Company, Gopishetty, and Blackwell entered an Unwind Agreement and Mutual Release (the “Unwind Agreement”), for the purpose of unwinding, and rendering void, the Purchase Agreement (“Original APA”) executed by and between the Company, Gopishetty, and Blackwell. The Parties have mutually and voluntarily agreed to unwind the transaction contemplated by the Original APA. Accordingly, the Company shall return all the Assets acquired pursuant to the terms and conditions of the Original APA once Gopishetty has cancelled, and returned to the Company’s treasury, the 9,000,000 restricted shares of the Company’s Series A Preferred Stock received per the terms of the Original APA.  Each of Company, Gopishetty, and Blackwell have made other representations as part of the Unwind Agreement.

Concurrently with the execution of the Unwind Agreement, on May 16, 2024, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), with Mr. Frank Gomez and Grupo FG SAS, which is the alter-ego of Mr. Gomez (the “Seller”). Grupo FG SAS does not currently conduct any business and was formed specifically to hold various proprietary Artificial Intelligence (“AI”) assets relating to that certain technology known as “Multidoc AI”. Multidoc AI is an artificial intelligence system that allows businesses and organizations to create their own AI assistants capable of resolving queries by extracting information from the universe of documents within the client company itself. Multidoc AI allows organizations to manage their own digital, scanned, or handwritten documents and when a queried, Multidoc AI not only resolves the request but also indicates from which paragraphs and documents it extracted the information to corroborate the answer accuracy (collectively, all assets held by Grupo FG and all related proprietary and non-proprietary technology, know-how, and all other facets of Seller’s operations are referred to as the “Acquired Assets”). The Company acquired the Acquired Assets in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock (the “Shares”) to be issued to Seller, or his assigns, concurrently with the closing of the Purchase Agreement. The Shares convert at a ratio of 1-for-50, meaning each share of Series A Preferred Stock converts into 50 shares of Common Stock, and the Shares carry voting rights equal to 500 votes per one share of Series A Preferred Stock is then convertible, thus giving Seller voting control of the Company.  Additionally, each of the Company and Seller made customary representations, warranties, covenants, and indemnities in connection with the Purchase Agreement.

On May 16, 2024, and in connection with the aforementioned Unwind Agreement, Charandeep Gopishetty resigned as Sole-Officer and Director of the Company. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective immediately upon the foregoing resignation, the Corporation appointed Mr. Frank Gomez (“Mr. Gomez”) to serve as Sole-Officer and Director of the Corporation to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed. Mr. Gomez accepted the appointments dated even herewith (the “Appointment Date”).

F-5

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  During the nine months ended September 30, 2024, the Company incurred net income of $1,360,033 and accumulated deficits of $3,940,916. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of Viratech, Corp. and its wholly owned subsidiaries Cambridge Golf, LLC, Body Symphony, LLC, and Medori, LLC. All significant inter-company transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test.  Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

F-6

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of September 30, 2024 and December 31, 2023 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at September 30, 2024 and December 31, 2023.

F-7

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 4 – ASSET PURCHASE AGREEMENT

On May 16, 2024, the Company entered into an Asset Purchase Agreement pursuant to which Corporation acquired various assets from Seller in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock valued at $720,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of the acquiree were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. The Company evaluated the assets on date of acquisition and determined that the value to be $0 and as such the total purchase price of $720,000 in connection with the assets acquired was recorded as a loss in the consolidated statement of operations during nine months ended September 30, 2024.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILTIES

During the nine months ended September 30, 2024, the Company received releases for no consideration from several individuals who were owed debts amounting to $1,447,292. The difference between the value of the debt and consideration given of $1,447,292 was recorded to gain on forgiveness of accrued expense on the Statement of Operation for the three and nine months ended September 30, 2024.

NOTE 6 –PROMISSORY NOTES

Promissory notes payable as of September 30, 2024 and December 31, 2023 consists of the following:

September 30, 2024	December 31, 2023
46,000	$46,000
5,000	5,000
5,000	5,000
28,500	28,500
9,667	9,667
12,439	12,439
4,495	4,495
3,000	3,000
8,670	8,670
3,000	3,000
5,565	-
6,500	-
20,000	-
3,045	-
2,230	-
2,500	-
4,500	-
13,005	-
183,116	$125,771

The Company has issued various promissory notes amounting to $48,167 for general operating purposes. The notes carry a various interest rates ranging from 8 -15% and are due on demand.

F-8

The Company received approval from the U.S. Small Business Administration to fund the Company’s request for a loan under the SBA’s Economic Injury Disaster Loan Program (EDIL loan). In connection with the EDIL Loan, the Company has entered into the promissory note in principal amount of $46,000. The EDIL Loan is scheduled to mature on March 2052, has a 3.75% interest rate, and is subject to the terms and conditions applicable to all loans made pursuant to the EDIL loans as administered by the SBA.

During the nine months ended September 30, 2024, the Company issued various promissory notes amounting to $57,345 for general operating purposes. The notes carry a interest rate of 10% and are due on demand. As of  September 30, 2024 and December 31, 2023, the Company had notes due to this noteholder amounting to $88,949 and $31,604, respectively.

During the nine months ended September 30, 2024 and 2023, the Company recorded interest expense of $12,307 and $3,913, respectively.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has issued a promissory note amounting to $7,000 for general operating purposes to a related party. The note carries an interest rate of 5% and was due on July 14, 2019.

As of September 30, 2024 and December 31, 2023, the Company had advances due to related parties of $80,680 and $80,680, respectively. The amounts due bears no interest and are due on demand.

During the nine months ended September certain related parties forgave accrued expenses amounting to $675,000 for no consideration. The amount of the debt forgiven has been recorded to gain on forgives of accrued expenses on the Statement of Operations. As of September 30, 2024 and December 31, 2023, the Company had accounts payable and accrued liabilities due to related parties for services of $0 and $612,500, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 9 – STOCKHOLDERS’ EQUITY

As of September 30, 2024 and December 31, 2023, the Company had 200,183 and 200,183 shares of common stock issued and outstanding.

As of September 30, 2024 and December 31, 2023, the Company had 9,003,774 and 9,003,774 shares of Class A preferred stock issued and outstanding, respectively.

As of September 30, 2024 and December 31, 2023, the Company had 3,500,000 and 3,500,000 Class B preferred stock issued and outstanding, respectively.

On August 5, 2024, the Company’s Board of Directors, receiving approximately 99.00% vote of the Company’s shareholders, approved a Seven Thousand Five Hundred for 1 (7,500-for-1) Stock Split of the issued and outstanding shares of Common Stock of the Company. Whereby, every 7,500 shares of the Company’s common stock, issues and outstanding on November 27, 2024 automatically convert into 1 new share of common stock. The financial statements have been retroactively reflected for all periods presented to show the effect of the stock split.

On May 16, 2024, the Company issued 9,000,000 restricted shares of the Company’s Series A Preferred Stock valued at $720,000 for certain intangible assets (See Note 4).

On May 16, 2024, a shareholder returned and the Company cancelled 9,000,000 restricted shares of the Company’s Series A Preferred Stock.

NOTE 10 – SUBSEQUENT EVENTS

On January 24, 2025, the Company converted 1 million Series A Preferred Stock shares into 50,000,000, shares of common stock.

F-9

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Neuralbase AI Ltd. (FKA Viratech, Corp.)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Neuralbase AI Ltd. as of December 31, 2023 and December 31, 2022, the related consolidated statements of operations, consolidated stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and December 31, 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole10, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

No matters identified in the audit were considered to be critical audit matters.

/s/ Beckles & Co

Beckles & Co. Inc. (PCAOB ID 7116)

We have served as the Company's auditor since 2024

West Palm Beach, FL

July 25, 2024, except for the effects of the reverse merger and recapitalization discussed in Note 10 to the financial statements, as to which the date is January 28, 2025

F-10

NEURALBASE AI LTD. AND SUBSIDIARIES

(FKA VIRATECH CORP)

 CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	-	-
Total current assets	-	-

Other Assets
Intangible assets	-	-

Total assets	-	-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	1,650,728	1,500,350
Accounts payable and accrued liabilities - related party	612,500	537,500
Advances	127,650	127,650
Advances - Related party	80,680	80,680
Judgement payable	103,000	103,000
Notes payable - related party	7,000	7,000
Notes payable, current portion	79,771	48,167
Total current liabilities	2,661,329	2,404,347

Notes payable, net of current portion	46,000	46,000

Total liabilities	2,707,329	2,450,347

Stockholders' deficit
Preferred stock, $0.0001 par value, 480,000,000 shares authorized, 0 and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-
Class A Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 9,003,774 and 3,774 shares issued and outstanding as of December 31, 2023 and 2022, respectively	900	-
Class B Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 3,500,000 and 3,500,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively	350	350
Common stock, $0.0001 par value, 2,500,000,000 shares authorized, 200,183 and 200,183 issued and outstanding as of December 31, 2023 and 2022, respectively	20	20
Additional paid in capital	2,535,090	2,130,990
Accumulated deficit	(5,243,689)	(4,581,707)
Total stockholders' deficit	(2,707,329)	(2,450,347)

Total liabilities and stockholders' deficit	-	-

See accompanying notes to the consolidated financial statements

F-11

NEURALBASE AI LTD. AND SUBSIDIARIES

(FKA VIRATECH CORP)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended
	December 31, 2023	December 31, 2022

Revenue	$-	$-

Cost of goods sold	-	-

Gross profit	-	-

Operating expenses
General and administrative	247,709	586,318
Depreciation and amortization	-	61,410
Total operating expenses	247,709	647,728

Loss from operations	(247,709)	(647,728)

Other income (expenses)
Interest income	-	-
Interest expense	(9,273)	(17,352)
Impairment of intangible assets	(405,000)
Goodwill impairment	-	(308,816)
Total other income (expenses)	(414,273)	(326,168)

Net loss before tax provision	(661,982)	(973,896)
Tax provision	-	-
Net loss	$(661,982)	$(973,896)

Net loss per common share - basic and diluted	$(1.29)	$(4.87)

Weighted average number of common shares outstanding - basic and diluted	200,183	200,183

 See accompanying notes to the consolidated financial statements

F-12

NEURALBASE AI LTD. AND SUBSIDIARIES

(FKA VIRATECH CORP)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2021	3,774	-	3,500,000	350	200,183	20	2,130,990	(3,607,811)	(1,476,451)
Net loss	-	-	-	-	-	-	-	(973,896)	(973,896)
Balance, December 31, 2022	3,774	-	3,500,000	350	200,183	20	2,130,990	(4,581,707)	(2,450,347)
Shares issued for asset purchase agreement	9,000,000	900	-	-	-	-	404,100	-	405,000
Net loss	-	-	-	-	-	-	-	(661,982)	(661,982)
Balance, December 31, 2023	9,003,774	900	3,500,000	350	200,183	20	2,535,090	(5,243,689)	(2,707,329)

 See accompanying notes to the consolidated financial statements

F-13

NEURALBASE AI LTD. AND SUBSIDIARIES

(FKA VIRATECH CORP)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities
Net loss	$(661,982)	$(973,896)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance on note receivable	-	82,250
Impairment of goodwill	-	308,815
Depreciation and amortization	-	61,410
Impairment of intangible assets	405,000	-
Changes in assets and liabilities
Inventory	-	17,500
Accrued interest receivable	-	282,628
Accounts payable and accrued liabilities	150,378	147,091
Accounts payable and accrued liabilities - related party	75,000	-
Lease liability	-	(31,570)
Net cash used in operating activities	(31,604)	(105,772)

Cash Flows from Investing Activities:
Net cash used in investing activities	-	-

Cash Flows from Financing Activities:

Advances	-	57,650
Advances - related party	-	32,000
Proceeds from notes payable	31,604	-
Repayments from notes payable	-	(2,500)
Net cash provided by (used in) financing activities	31,604	87,150

Net increase in cash	-	(18,622)

Cash, beginning of period	-	18,622

Cash, end of period	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued for asset purchase agreement	$405,000	$-

  See accompanying notes to the consolidated financial statements

F-14

NEURALBASE AI LTD. AND SUBSIDIARIES

(FKA VIRATECH CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Neuralbase AI Ltd., formerly known as Viratech Corp., Imperia Entertainment, Soleil Film and Television, Inc. Ameridream Entertainment, Inc. and Mc Smoothie’s, Inc. (the Company) was incorporated under the laws of the state of California as Acquisition Solutions on March 21, 2000. It became a Nevada corporation on July 18, 2006.

The Company and it’s subsidiaries are targeting the multi-billion-dollar US market for golf, nutrition and lifestyle products. Specifically, the company is targeting the US golf market. Through its unique approach, the Company is positioned to participate in this massive market through its strategic and targeted line of products tailored for the golf and sports enthusiast. The Company is poised to bring innovation to the golfing market with creative performance nutrition products, golf balls, equipment, clothing, accessories and more. The Company is a platform to accelerate innovation for the golfing market and bring additional innovation, growth and technologically-advanced products to market. The Company plans on continuing to extend and deepen its product lines to include other progressive market segments through acquisitions and organic growth of existing product lines.

On March 7, 2023, the Company received notice of resignation from Mr. Henry Chang Manayan (“Mr. Manayan”) sole-officer and director of the Company (the “Resignation”), Mr. Manayan stated that his resignation was not the result of any disagreements between himself and the Company relating to the Company’s operations, policies, or practices. Effective immediately upon the resignation of Mr. Manayan, the Company appointed Mr. Charandeep Gopishetty (“Mr. Gopishetty”) to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Mr. Gopishetty accepted the appointments, effective as of March 7, 2023.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended December 31, 2023, the Company incurred net losses of $661,982 and accumulated deficits of $5,243,689. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of Neuralbase AI LTD. and its wholly owned subsidiaries Cambridge Golf, LLC, Body Symphony, LLC, and Medori, LLC. All significant inter-company transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

F-15

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. The Company recognizes tax liabilities for uncertain tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required. The Company had no uncertain tax positions as of December 31, 2023 and 2022.

Income Taxes

Deferred income taxes are recognized in the consolidated financial statements for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, differences in depreciation methods of archived images, and property and equipment, stock-based and other compensation, and other accrued expenses. A valuation allowance is established when it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of December 31, 2023 and 2022, the Company had no accrued interest or penalties related to uncertain tax positions.

F-16

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2023 and 2022 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at December 31, 2023 and 2022.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

F-17

NOTE 4 – ASSET PURCHASE AGREEMENT

On March 8, 2023, the Company entered into an Asset Purchase Agreement pursuant to which Corporation acquired various assets from Seller in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock valued at $405,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of the acquiree were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. On May 16, 2024, the Company entered into an Unwind Agreement and Mutual Release, for the purpose of unwinding, and rendering void, the Purchase Agreement  As a result, the Company evaluated the assets and determined the value to be $0 as of December 31, 2024 and as such the total purchase price of $405,000 in connection with the assets acquired is included in impairment of intangible assets, in the Statement of Operations (See note 10).

NOTE 5 –PROMISSORY NOTES

Promissory notes payable as of December 31, 2023 and 2022 consists of the following:

December 31, 2023	December 31, 2022
$46,000	$46,000
5,000	5,000
5,000	5,000
28,500	28,500
9,667	9,667
12,439	-
4,495	-
3,000	-
8,670	-
3,000	-
$125,771	$94,167

The Company has issued various promissory notes amounting to $59,837 for general operating purposes. The notes carry a various interest rates ranging from 8 -15% are due on demand.

The Company received approval from the U.S. Small Business Administration to fund the Company’s request for a loan under the SBA’s Economic Injury Disaster Loan Program (EDIL Loan), In connection with the EDIL Loan, the Company has entered into the promissory note in principal amount of $46,000. The EDIL Loan is scheduled to mature on March 2052, has a 3.75% interest rate, and is subject to the terms and conditions applicable to all loans made pursuant to the EDIL loans as administered by the SBA.

During the year ended December 31, 2023, the Company issued various promissory notes amounting to $31,604 for general operating purposes. The notes carry an interest rate of  10% and are due on demand.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense of $8,922 and $17,352 respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has issued a promissory note amounting to $7,000 for general operating purposes to a related party. The note carries a interest rate of 5% and was due on July 14, 2019.

As of December 31, 2023 and 2022, the Company had advances due to related parties of $80,680 and $80,680, respectively. The amounts due bears no interest and are due on demand.

As of December 31, 2023 and 2022 the Company had accounts payable and accrued liabilities due to related parties for services of $612,500 and $537,500, respectively.

F-18

NOTE 7 – INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

As of December 31, 2023, the Company had net operating loss carryforwards that may be available to offset future taxable income. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2023 and 2022 the Company has no unrecognized uncertain tax positions, including interest and penalties

NOTE 8 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 9 – STOCKHOLDERS’ EQUITY

On March 8, 2023, the Company filed a Certificate of Amendment together with Amended & Restated Articles of Incorporation with the Secretary of State of the State of Nevada to consolidate and clarify the previously filed Articles of Incorporation, as amended. The Restated Articles include provisions amended the Company’s total authorized shared to Three Billion (3,000,000,000), consisting of (a) Two Billion Five Hundred Million (2,500,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”) and (b) Five Hundred Million (500,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), issuable in one or more Series as hereinafter provided. with the rights and preferences for such Preferred Stock being designated, from time to time, by the Company’s Board of Directors.

Further, the Restated Articles amended and restates the rights, preferences, and privileges of the Company’s previously designated Series A and Series B Preferred Stock. The Company is authorized to issue Ten Million (10,000,000) Series A Preferred Shared the designations, powers, preferences, rights, and restrictions granted or imposed upon the Series A Preferred Shares and holders thereof, in part, are as follows: the Series A Preferred Stock ranks senior to all other classes of stock, is convertible at a ratio of 1:50, and votes by multiplying the number of shares of Series A Preferred Stock held by such holder by 500.

Additionally, the Company is authorized to issue Ten Million (10,000,000) Series B Preferred Shares he designations, powers, preferences, rights, and restrictions granted or imposed upon the Series B Preferred Shares and holders thereof are, in part, as follows: the Series B Preferred Stock ranks junior to all other classes of Preferred Stock, is convertible at a ratio of 1:25, and votes by multiplying the number of shares of Series A Preferred Stock held by such holder by 50.

As of December 31, 2023 and 2022, the Company had 200,183 and 200,183 shares of common stock issued and outstanding (post-split) (See Note 10).

As of December 31, 2023 and 2022, the Company had 9,003,774 and 3,774 shares of Class A preferred stock issued and outstanding, respectively.

As of December 31, 2023 and 2022, the Company had 3,500,000 and 3,500,000 Class B preferred stock issued and outstanding, respectively.

On March 8, 2023, the Company issued 9,000,000 restricted shares of the Company’s Series A Preferred Stock valued at $405,000 for certain intangible assets (See Note 4).

F-19

NOTE 10 – SUBSEQUENT EVENTS

On March 8, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”) with Blackwell Properties, LLC, a Dubai limited liability company, (“Blackwell”) and Charandeep Gopishetty, an individual (“Gopishetty”) and the sole-officer, director, and shareholder of Blackwell (collectively, Blackwell and Gopishetty are hereinafter referred to as the “Seller”) pursuant to which Corporation acquired various assets from Seller in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock (the “Shares”) to be issued to Seller, or his assigns, concurrently with the closing of the Purchase Agreement.

On May 16, 2024, the Company, Gopishetty, and Blackwell entered an Unwind Agreement and Mutual Release (the “Unwind Agreement”), for the purpose of unwinding, and rendering void, the Purchase Agreement (“Original APA”) executed by and between the Company, Gopishetty, and Blackwell. The Parties have mutually and voluntarily agreed to unwind the transaction contemplated by the Original APA. Accordingly, the Company shall return all the Assets acquired pursuant to the terms and conditions of the Original APA once Gopishetty has cancelled, and returned to the Company’s treasury, the 9,000,000 restricted shares of the Company’s Series A Preferred Stock received per the terms of the Original APA.  Each of Company, Gopishetty, and Blackwell have made other representations as part of the Unwind Agreement.

Concurrently with the execution of the Unwind Agreement, on May 16, 2024, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), with Mr. Frank Gomez and Grupo FG SAS, which is the alter-ego of Mr. Gomez (the “Seller”). Grupo FG SAS does not currently conduct any business and was formed specifically to hold various proprietary Artificial Intelligence (“AI”) assets relating to that certain technology known as “Multidoc AI”. Multidoc AI is an artificial intelligence system that allows businesses and organizations to create their own AI assistants capable of resolving queries by extracting information from the universe of documents within the client company itself. Multidoc AI allows organizations to manage their own digital, scanned, or handwritten documents and when a queried, Multidoc AI not only resolves the request but also indicates from which paragraphs and documents it extracted the information to corroborate the answer accuracy (collectively, all assets held by Grupo FG and all related proprietary and non-proprietary technology, know-how, and all other facets of Seller’s operations are referred to as the “Acquired Assets”). The Company acquired the Acquired Assets in exchange for 9,000,000 restricted shares of the Company’s Series A Preferred Stock (the “Shares”) to be issued to Seller, or his assigns, concurrently with the closing of the Purchase Agreement. The Shares convert at a ratio of 1-for-50, meaning each share of Series A Preferred Stock converts into 50 shares of Common Stock, and the Shares carry voting rights equal to 500 for 1 Series A Preferred Stock held, thus giving Seller voting control of the Company.  Additionally, each of the Company and Seller made customary representations, warranties, covenants, and indemnities in connection with the Purchase Agreement.

On May 16, 2024, and in connection with the aforementioned Unwind Agreement, Charandeep Gopishetty resigned as Sole-Officer and Director of the Company. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective immediately upon the foregoing resignation, the Corporation appointed Mr. Frank Gomez (“Mr. Gomez”) to serve as Sole-Officer and Director of the Corporation to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed. Mr. Gomez accepted the appointments dated even herewith (the “Appointment Date”).

On August 5, 2024, the Company’s Board of Directors, receiving approximately 99.00% vote of the Company’s shareholders, approved a Seven Thousand Five Hundred for 1 (7,500-for-1) Stock Split of the issued and outstanding shares of Common Stock of the Company. Whereby, every 7,500 shares of the Company’s common stock, issues and outstanding on November 27, 2024, automatically convert into 1 new share of common stock. The financial statements have been retroactively reflected for all periods presented to show the effects of the stock split.

On January 24, 2025, the Company converted 1 million Series A Preferred Stock shares into 50,000,000, shares of common stock.

F-20

NEURALBASE AI LTD.

40,000,000 SHARES OF COMMON STOCK

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PROSPECTUS

February 19, 2025

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.